UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Hall of Fame Resort & Entertainment Company
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 28, 2022
Dear Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Hall of Fame Resort & Entertainment Company (the “Annual Meeting”) to be held on Wednesday, June 8, 2022 at 9:00 a.m. EDT. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. You will not be able to attend the Annual Meeting in person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HOFV2022, you must enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. At the meeting, we will be voting on the matters described in the accompanying proxy statement.
We are using the Internet as our primary means of furnishing the proxy materials to our stockholders. This process expedites the delivery of proxy materials, ensures materials remain easily accessible to stockholders, and allows stockholders to receive clear instructions for receiving materials and voting.
We are mailing the Notice of Internet Availability of Proxy Materials to stockholders on or about April 28, 2022. The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021, are available at www.proxyvote.com.
The Notice of Internet Availability of Proxy Materials contains instructions for our stockholders’ use of this process, including how to access or receive copies of our proxy statement and 2021 Annual Report and how to vote. To the extent you receive a proxy card, such proxy card will also contain instructions on how to vote, including the option to vote by telephone.
If you are unable to attend the meeting virtually, it is still important that your shares be represented and voted. Therefore, regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL. Any stockholder who attends the meeting virtually may vote through the meeting website, even if he or she has already voted through the Internet, by telephone or by mail.
The Board of Directors has fixed the close of business on April 11, 2022 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
YOUR VOTE IS IMPORTANT. OUR ANNUAL MEETING WILL BE HELD AS A VIRTUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST TO RECEIVE PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.
Sincerely,
/s/ Michael Crawford
Michael Crawford
Chairman of the Board, President and
Chief Executive Officer

2626 Fulton Drive NW
Canton, OH 44718

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 8, 2022
Dear Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), to be held on Wednesday, June 8, 2022, at 9:00 a.m. Eastern Daylight Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. The Annual Meeting will be held via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/HOFV2022, where you will be able to listen to the meeting live, submit questions and vote. We encourage you to vote your shares prior to the Annual Meeting.
You are being asked to vote on the following matters:
1.	To elect four Class B directors for three-year terms expiring upon the 2025 Annual Meeting of Stockholders and the election and qualification of their respective successors.
2.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock issuable upon the conversion of certain convertible debt, the exercise of certain warrants and the conversion of Series C Preferred Stock.

3.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to an entity wholly owned by a director of shares of common stock and warrants to purchase shares of common stock in consideration for making a loan to the Company.

4.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
5.	Any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
These items of business are more fully described in the accompanying proxy statement. The Annual Meeting will be a completely virtual meeting of stockholders. To listen to the Annual Meeting or submit questions or vote during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/HOFV2022. You will not be able to attend the Annual Meeting in person.

The record date for the Annual Meeting is April 11, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be held on Wednesday, June 8, 2022, at 9:00 a.m. Eastern Daylight Time via live webcast at
www.virtualshareholdermeeting.com/HOFV2022.

The notice of annual meeting, proxy statement and 2021 Annual Report on Form 10-K are available at www.proxyvote.com.
By Order of the Board of Directors,
/s/ Michael Crawford
Chairman, President and Chief Executive Officer
Canton, Ohio
April 28, 2022
You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to virtually attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote via the Internet, by telephone or by completing, dating, signing and returning a proxy card by mail. Even if you have voted by proxy, you may still vote online at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy card issued in your name from that record holder.

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL 1 ELECTION OF CLASS B DIRECTORS	9
Board Size and Structure	9
Information About Our Class B Director Nominees	9
PROPOSAL 2 APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF CERTAIN CONVERTIBLE DEBT, THE EXERCISE OF CERTAIN WARRANTS AND THE CONVERSION OF SERIES C PREFERRED STOCK	11
Background and Overview	11
Why We Need Stockholder Approval	14
PROPOSAL 3 APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(C), THE ISSUANCE TO AN ENTITY WHOLLY OWNED BY A DIRECTOR OF SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE SHARES OF COMMON STOCK IN CONSIDERATION FOR MAKING A LOAN TO THE COMPANY	16
Background	16
Why We Need Stockholder Approval	16
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
Principal Accountant Fees and Services	17
Audit Committee Pre-Approval Policies and Procedures	17
AUDIT COMMITTEE REPORT	19
DIRECTORS AND EXECUTIVE OFFICERS	20
CORPORATE GOVERNANCE	25
Director Nominations Process	25
Director and Executive Officer Qualifications	25
Number and Terms of Office of Officers and Directors	26
Director Independence	26
Board Leadership Structure	26
Lead Independent Director	26
Director Education	26
Board’s Role in Risk Oversight	27
Committees of the Board of Directors	27
Compensation Committee Interlocks and Insider Participation	28
Executive Sessions	28
Board and Board Committee Meetings and Attendance	28
Anti-Hedging Policy	29
Code of Business Conduct and Ethics	29
Stockholder Communications	29
EXECUTIVE AND DIRECTOR COMPENSATION	30
Summary Compensation Table	30
Outstanding Equity Awards at 2021 Fiscal Year-End	34
Director Compensation	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	39
HOUSEHOLDING OF PROXY MATERIALS	49
OTHER MATTERS	49

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
2626 Fulton Drive NW
Canton, OH 44718

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 8, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
Our Board of Directors has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of Hall of Fame Resort & Entertainment Company, a Delaware corporation (sometimes referred to in this proxy statement as “we,” “us,” “our,” or the “Company”) to be held virtually, via live webcast at www.virtualshareholdermeeting.com/HOFV2022, on Wednesday, June 8, 2022, at 9:00 a.m. Eastern Daylight Time (“EDT”), and any adjournment or postponement thereof. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may simply complete, date, sign and return a proxy card, or follow the instructions below to vote over the telephone or through the Internet.
The Company is the survivor of a July 1, 2020, business combination (the “Business Combination”) between a special purpose acquisition company named Gordon Pointe Acquisition Corp. (“GPAQ”) and the then owner of Hall of Fame Village powered by Johnson Controls, HOF Village, LLC (“HOF Village”). The Business Combination was consummated pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019; March 10, 2020; and May 22, 2020, the “Merger Agreement”), by and among GPAQ, subsidiaries of GPAQ, including the Company, HOF Village and HOF Village Newco, LLC (“Newco”).
What is included in these materials?
These materials include the notice of Annual Meeting, this proxy statement for our Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on March 14, 2022. We first made these materials available to you on the Internet on April 28, 2022. Our principal executive offices are located at 2626 Fulton Drive NW, Canton, OH 44718, and our telephone number is (330) 458-9176. We maintain a website at www.hofreco.com. The information on our website is not a part of this proxy statement.
Where and when is the Annual Meeting?
The Annual Meeting will be held on Wednesday, June 8, 2022, at 9:00 a.m. EDT. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. The Annual Meeting will be held via live webcast on the Internet, with no physical in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Any stockholder may listen to the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/HOFV2022. The webcast will begin at 9:00 a.m. EDT.
•	Stockholders may vote and submit questions during the Annual Meeting via live webcast.
•
Stockholders may also submit questions no earlier than 15 minutes prior to the beginning of the webcast for the Annual Meeting by logging in to www.virtualshareholdermeeting.com/HOFV2022 and entering the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

•
To enter the meeting, please have your 16-digit control number, which is available on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. If you do not have your 16-digit control number, you will be able to listen to the Annual Meeting only and you will not be able to vote or submit questions during the Annual Meeting.

•
Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/HOFV2022.

We recommend that you log in a few minutes before 9:00 a.m. EDT to ensure you are logged in when the Annual Meeting starts. The information on our website is not incorporated by reference into this proxy statement.
If you plan to vote during the Annual Meeting, you may still do so even if you have already returned your proxy.
What do I need in order to be able to participate in the Annual Meeting online?
You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in order to vote your shares or submit questions during the Annual Meeting. If you do not have your 16-digit control number, you will be able to listen to the Annual Meeting only, and will not be able to vote or submit questions during the Annual Meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/HOFV2022.
What if during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?
On the day of the Annual Meeting, if you encounter any difficulties accessing the live webcast of the Annual Meeting or during the Annual Meeting, please call the technical support number that will be posted on the log-in page for our virtual Annual Meeting for assistance.
Who can vote at the Annual Meeting?
Only holders of record of shares of our common stock (the “Common Stock”) at the close of business on April 11, 2022 (the “Record Date”), will be entitled to vote at the Annual Meeting. On the Record Date, there were 111,815,518 shares of our Common Stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to fill out and return a proxy card, or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares are held not in your name but, rather, in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually.
What am I voting on?
There are four proposals (collectively, the “Proposals”) being presented for stockholder approval at the Annual Meeting:
•
To elect four Class B directors for three-year terms expiring upon the 2025 Annual Meeting of Stockholders and the election and qualification of their respective successors. We refer to this proposal as “Proposal 1.”

•
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock issuable upon the conversion of certain convertible debt, the exercise of certain warrants and the conversion of Series C Preferred Stock. We refer to this proposal as “Proposal 2.”

•
To approve, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to an entity wholly owned by a director of shares of Common Stock and warrants to purchase shares of Common Stock in consideration for making a loan to the Company. We refer to this proposal as “Proposal 3.”

•	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. We refer to this proposal as “Proposal 4.”
In addition to the Proposals, we may transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.
How do I vote?
The Annual Meeting will be held entirely online this year. You may vote in person by attending the virtual Annual Meeting or by submitting a proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the meeting even if you have already voted by proxy.
•
VOTE BY INTERNET: To vote through the Internet, go to www.proxyvote.com and complete an electronic proxy card. You will be asked to provide the company number and 16-digit control number from your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. Your Internet vote must be received by 11:59 p.m. EDT on June 7, 2022, to be counted.

•
VOTE BY MOBILE: To vote using your smartphone or tablet, open the QR Code Reader and scan the image found on your Notice of Internet Availability of Proxy Materials. Once the voting site is displayed, enter your 16-digit control number from your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials and vote your shares. Your mobile vote must be received by 11:59 p.m. EDT on June 7, 2022, to be counted.

•
VOTE BY TELEPHONE: To vote by telephone, call 1-800-690-6903 (toll-free). Have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in hand for the 16-digit control number needed to vote. Your telephone vote must be received by 11:59 p.m. EDT on June 7, 2022, to be counted.

•
VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
VOTE DURING MEETING: To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/HOFV2022, starting at 9:00 a.m. EDT on Wednesday, June 8, 2022.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote online during the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other agent. Follow the instructions from your broker, bank or other agent, or contact that organization to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card, or otherwise vote without marking voting selections, your shares will be voted as follows:
•	“For” the election of each of the four nominees for Class B directors.
•
“For” the approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock issuable upon the conversion of certain convertible debt, the exercise of certain warrants and the conversion of Series C Preferred Stock.

•
“For” the approval of, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to an entity wholly owned by a director of shares of Common Stock and warrants to purchase shares of Common Stock in consideration for making a loan to the Company.

•	“For” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
If any other matter is properly presented at the Annual Meeting, your proxyholder (the individual named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner and do not instruct your brokerage firm, bank, dealer or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, such as the ratification of Marcum LLP as the independent registered public accounting firm. However, brokers and nominees cannot use their discretion to vote uninstructed shares with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, we believe that without your instructions your broker or nominee will be able to vote your shares on Proposal 4 relating to the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm. However, we believe that without your instructions your broker or nominee will not be permitted to vote your shares on Proposal 1 relating to the election of four Class B directors to serve on our Board, Proposal 2 relating to the approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock issuable upon the conversion of certain convertible debt, the exercise of certain warrants and the conversion of 7.00% Series C Convertible Preferred Stock (“Series C Preferred Stock”), and Proposal 3 relating to the approval of, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to an entity wholly owned by a director of shares of Common Stock and warrants to purchase shares of Common Stock in consideration for making a loan to the Company.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to: Secretary of Hall of Fame Resort & Entertainment Company, 2626 Fulton Drive NW, Canton, OH 44718.
•
You may vote during the Annual Meeting which will be hosted via the Internet. Simply attending the Annual Meeting online will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting online, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting online.

Your most recent proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your brokerage firm, bank, dealer or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.
What are “broker non-votes”?
When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Broker non-votes will be counted towards the presence of a quorum but will not be counted as votes “For” or “Against” any proposal. As discussed above, we believe that without your instructions your broker or nominee will be able to vote your shares on Proposal 4 relating to the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm. However, we believe that without your instructions your broker or nominee will not be permitted to vote your shares on Proposal 1 relating to the election of four Class B directors to serve on our Board, Proposal 2 relating to the approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock issuable upon the conversion of certain convertible debt, the exercise of certain warrants and the conversion of Series C Preferred Stock, and Proposal 3 relating to the approval of, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to an entity wholly owned by a director of shares of Common Stock and warrants to purchase shares of Common Stock in consideration for making a loan to the Company.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, dealer or other agent by the deadline provided in the materials you receive from your brokerage firm, bank, dealer or other agent.
How are votes counted?
Each share of our Common Stock you own entitles you to one vote. The proxy card indicates the number of shares of our Common Stock you owned at the close of business on the Record Date. The inspector of elections will count votes for the Annual Meeting and will separately count “For,” “Against” and “Abstain” votes, and broker non-votes. With regard to Proposal 1, “Abstain” votes will not count as a vote “For” or “Against” a director, because directors are elected by plurality voting. With regard to Proposals 2, 3 and 4, “Abstain” votes will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted as votes “For” or “Against” any proposal. As discussed above, brokers lack the authority to exercise their discretion to vote uninstructed shares on Proposals 1, 2 and 3; however, brokers are permitted to exercise discretion to vote uninstructed shares on Proposal 4.
How many votes are needed to approve each proposal?
The following table summarizes the voting requirements and the effects of abstentions and broker non-votes on each of the proposals to be voted on at the Annual Meeting:
Proposals	Required Vote	Voting Options	Effect of Abstention	Effect of Broker Non-Votes
Proposal 1: Election of Class B Directors	Plurality of votes cast for each nominee (nominees receiving the highest number of “For” votes will be elected)	“For” “Against” “Abstain”	None	None

Proposal 2: Approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock issuable upon the conversion of certain convertible debt, the exercise of certain warrants and the conversion of Series C Preferred Stock
	Vote of the majority of shares present and entitled to vote (the vote “For” must exceed the vote “Against”)	“For” “Against” “Abstain”	Against	None

Proposal 3: Approval of, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to an entity wholly owned by a director of shares of Common Stock and warrants to purchase shares of Common Stock in consideration for making a loan to the Company
	Vote of the majority of shares present and entitled to vote (the vote “For” must exceed the vote “Against”)	“For” “Against” “Abstain”	Against	None

Proposal 4: Ratification of appointment of the Independent Registered Public Accounting Firm	Vote of the majority of shares present and entitled to vote (the vote “For” must exceed the vote “Against”)	“For” “Against” “Abstain”	Against	Not Applicable

What is the quorum requirement?
A quorum of stockholders is necessary to hold the Annual Meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present by virtual attendance at the Annual Meeting or represented by proxy. On the Record Date, there were 111,815,518 shares outstanding and entitled to vote. Thus, the holders of 55,907,760 shares must be present by virtual attendance or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present by virtual attendance at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What are the implications of being an “emerging growth company” and a “smaller reporting company”?
We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $700 million as of the prior June 30.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Stockholder Proposals: SEC rules permit stockholders to submit proposals for inclusion in next year’s annual meeting proxy statement if the stockholder and the proposal meet the requirements specified in Rule 14a-8 of the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy statement for the 2023 Annual Meeting must be received by our Secretary at 2626 Fulton Drive NW, Canton, OH 44718 no later than December 28, 2022.
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is: (1) specified in the notice of a meeting given by or at the direction of our Board of Directors or a duly authorized committee thereof, (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors or a duly authorized committee thereof, or (3) properly brought before the meeting by a stockholder who is a stockholder of record on the date the notice described below is delivered to the Secretary of the Company, who is entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices set forth above:
•	not earlier than the close of business on February 8, 2023, and
•	not later than the close of business on March 10, 2023.
If we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after June 8, 2023 (the one-year anniversary date of the 2022 annual meeting of stockholders), the notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by the close of business on the later of:
•	the date 90 days prior to such meeting date or
•	the tenth day following the date such meeting date is first publicly announced or disclosed.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
We encourage shareholders that are contemplating submitting a proposal for inclusion in our proxy statement to contact us beforehand at the address above to allow for a constructive discussion of their concerns and for additional information about our practices or policies.
Nomination of Director Candidates. You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors, and should be directed to the Secretary of the Company at the mailing address set forth above.
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with the advance notice procedure set forth in our bylaws, which, in general, require that our Secretary receive the notice within the time period described above for stockholder proposals that are not intended to be included in our proxy statement.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

PROPOSAL 1

ELECTION OF CLASS B DIRECTORS
Board Size and Structure
The Company’s amended and restated certificate of incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be fixed from time to time by our Board of Directors. The Board has fixed the number of directors at eleven, and our Board currently consists of eleven members. In accordance with our Certificate of Incorporation, our Board is divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. Our Board is designated as follows:
•	The Class A directors are Mary Owen, Edward J. Roth III and Lisa Roy, and their terms will expire at the 2024 annual meeting of stockholders.
•	The Class B directors are David Dennis, Karl L. Holz, Stuart Lichter and Curtis Martin, and their terms will expire at the Annual Meeting.
•	The Class C directors are Michael Crawford, Anthony J. Buzzelli, James J. Dolan and Kimberly K. Schaefer, and their terms will expire at the 2023 annual meeting of stockholders.
Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified.
Information About Our Class B Director Nominees
The current term of the Class B directors will expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board nominated each of David Dennis, Karl L. Holz, Stuart Lichter and Curtis Martin for re-election at the Annual Meeting as a Class B director to hold office until the annual meeting of stockholders to be held in 2025 and until his successor is elected and qualified. The nominees have consented to serve a term as Class B directors.
Below is a biography of each of the Class B directors standing for re-election at the Annual Meeting:
David Dennis. Mr. Dennis has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Dennis served as an independent director of Gordon Pointe Acquisition Corp. (“GPAQ”) from January 2018 through June 2020, and served as the chairman of GPAQ’s audit committee. Mr. Dennis is a Certified Public Accountant and spent 36 years of his career at KPMG LLP, where he served as a Partner from 1993 until his retirement in December 2015. During his time at KPMG LLP, Mr. Dennis served in its advisory practice and served as the Advisory Sector Leader for its State and Local Government Advisory Practice. In addition, from 1979 to 2002, Mr. Dennis was a member of the Audit Practice at KPMG LLP and audited publicly traded companies, privately owned companies and public sector clients (governments and not for profits). He is a Past Member of Council for the American Institute of CPAs and a current member of the National Association of State Boards of Accountancy. Mr. Dennis previously served as acting Chief Financial Officer of the U.S. House of Representatives and as President for the Florida Institute of CPAs. He served on the Florida Board of Accountancy from 2011 until 2020 where he also served as Chair for two terms. Mr. Dennis received a Bachelor of Science degree in Accounting from Indiana University — Kelley School of Business.
Karl L. Holz. Mr. Holz has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Holz is a 22-year veteran of The Walt Disney Company with senior-level expertise in operations, strategic planning, product and customer experience development, international business, and large-scale expansions. As president of Disney Cruise Line and New Vacation Operations, he was responsible for driving the growth of Disney’s vacation portfolio beyond theme parks. In his most recent role, Mr. Holz was responsible for Disney Cruise Line; Disney Vacation Club; Adventures by Disney; Aulani, a Disney Resort & Spa, in Hawaii; and Golden Oak at the Walt Disney World Resort. He guided the massive expansion of Disney Cruise Line in 2011 and 2012 and championed its further expansion by committing to three new ships, the first arriving in 2021. Mr. Holz also led the strategic re-orientation of the Disney Institute, a professional development and training business serving the needs of many major companies. Additionally, he assumed responsibility for Disneyland Resort Paris in 2014 (after previously serving as President and CEO of Disneyland Resort Paris from 2004 to 2008), guiding the resort through a challenging security environment, developed and implemented strategic expansion plans and ultimately took this French, publicly held resort, private in late 2017. Following his retirement in 2018, he joined McKinsey & Company as a Senior Advisor and provides advisory services to the Saudi Public Investment Fund. He is currently a member of the Board at Cruise Saudi and at the Radisson Hotel Group. Mr. Holz earned his bachelor’s degree in business administration from the State University of New York at Fredonia in 1973. He is a member of the Fredonia Foundation Board and an active supporter of the “Keeper of the Dream Scholarship” benefiting disadvantaged and minority student athletes.
Stuart Lichter. Mr. Lichter has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Lichter was nominated to the Board by HOF Village, LLC in connection with the Business Combination pursuant to the Director Nominating Agreement. Mr. Lichter has served as the President and Chairman of the Board of Industrial Realty Group, LLC since 1999. Industrial Realty Group, along with its affiliated companies, has acquired and developed over 100 industrial and commercial properties throughout the country, representing virtually every area of real estate, such as office buildings, industrial and warehouse buildings, shopping centers, business parks, hotels, mini-storage facilities, marinas, apartments, mobile home parks and mixed-use developments, with a primary emphasis on industrial and commercial properties. Mr. Lichter began his real estate career with the General Services Administration (GSA) of the US Government where he focused on solving challenges facing governmental-owned real estate. Mr. Lichter subsequently performed loan workouts, completed unfinished construction projects and leased and sold foreclosed projects for Midland Bank and New York Life Insurance Company. Mr. Lichter has over 40 years of experience as a leader in the adaptive reuse of commercial and industrial real estate. Mr. Lichter holds a B.S. degree from Hunter College, a part of the City University of New York. He completed all course work for an MBA from Pace University with a major in finance. Mr. Lichter also attended New York University School of Law.
Curtis Martin. Mr. Martin has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Martin began his NFL career with the New England Patriots, earning the honor of Rookie of the Year in 1995. He then joined the New York Jets in 1998 where he played for eight years and was a five-time pro bowler. He finished his career as the 4th leading rusher of all-time and in 2012 was inducted into the Pro Football Hall of Fame. Driven to give his best while helping others, he founded the Curtis Martin Job Foundation, which is a non-profit organization that continuously provides financial support to single mothers, children charities, individuals with disabilities, low-income housing providers and financial support to Surgicorps International. In addition, Mr. Martin is the foundation’s sole financial supporter and is committed to funding the foundation’s endeavors. In May 2019, Mr. Martin received an honorary Doctor of Humane Letters degree, accredited for his work and support of the Icahn School of Medicine at Mount Sinai’s efforts to develop a safe, non-addictive, non-opioid pain medication, in addition to the philanthropic work that he is committed to through his foundation.
Vote Required
Each director will be elected by a plurality of the votes of the shares of our Common Stock present in person, or represented by proxy, and entitled to vote. If you hold your shares in your own name and “Abstain” from voting on this matter, your “Abstain” vote will not count as a vote “For” or “Against” a director. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will not be counted as votes “For” or “Against” a director. “Abstain” votes and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 1.

PROPOSAL 2

APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF CERTAIN CONVERTIBLE DEBT, THE EXERCISE OF CERTAIN WARRANTS AND THE CONVERSION OF SERIES C PREFERRED STOCK
Background and Overview
We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635(d). Our Common Stock is currently listed on the Nasdaq Capital Market and trades under the ticker symbol “HOFV”. As such, we are subject to Nasdaq Marketplace Rules. Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) in connection with a transaction, or series of related transactions, other than a public offering at a price less than the “Minimum Price” which either alone or together with sales by officers, directors or substantial stockholders of the company equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance. For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. In determining whether multiple issuances should be aggregated for purposes of Nasdaq Listing Rule 5635(d), Nasdaq will consider several factors, including the timing of the issuances.
In connection with refinancing its term loan and extending the maturity of certain promissory notes on March 1, 2022, the Company entered into a series of transactions set forth in the transaction documents described below in this Proposal 2 (the “Transaction Documents”) that provide for the issuance of shares of Common Stock (i) on March 1, 2022, (ii) upon the conversion of certain convertible debt, including the Term Loan, the Amended Assigned IRG Note, the Amended Assigned JKP Note and the JKP Promissory Note (as such terms are defined below), (iii) upon the exercise of certain warrants, including the amended and restated Series C Warrants, the amended and restated Series D Warrants, the Term Loan Warrants, the IRG Split Note Warrants, the JKP Split Note Warrants, the JKP Promissory Note Warrants and the Series G Warrants (as such terms are defined below), and (iv) upon the conversion of Series C Preferred Stock. In order to avoid violating Nasdaq Listing Rule 5635(d) prior to obtaining stockholder approval of the transactions set forth in the Transaction Documents, the total cumulative number of shares of Common Stock that may be issued under the Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d), except that such limitation will not apply following stockholder approval.
Amendment Number 6 to Term Loan
On March 1, 2022, CH Capital Lending, LLC, which is an affiliate of our director Stuart Lichter (“CH Capital Lending”), purchased and acquired, as administrative agent and lender, pursuant to an Assignment of Loan and Loan Documents (the “Assignment of Loan and Loan Documents”) with Aquarian Credit Funding LLC (“Aquarian”), as existing administrative agent, and Investors Heritage Life Insurance Company (“IHLIC”), as existing lender, our $7.4 million term loan (the “Term Loan”) and related loan documents under term loan agreement, dated as of December 1, 2020 (as amended, the “Term Loan Agreement”).
On March 1, 2022, immediately after CH Capital Lending became the lender and administrative agent under the Term Loan Agreement, the Company entered into Amendment Number 6 to Term Loan Agreement (“Amendment Number 6”) by and among the Company, Newco, and certain of Newco’s subsidiaries, as borrowers, and CH Capital Lending, as administrative agent and lender. Under Amendment Number 6, the maturity date of the Term Loan was extended to March 31, 2024. Also under Amendment Number 6, the Term Loan was made convertible into shares of the Company’s Common Stock at a conversion price of $1.50, subject to adjustment. The conversion price is subject to a weighted-average antidilution adjustment. Certain current and historical fees and expenses were added to the principal amount of the Term Loan so that the new principal amount is $8,347,839. Amendment Number 6 increased the interest rate from 10% to 12%. Of such 12% per annum interest: (i) 8% per annum is payable monthly and (ii) 4% per annum accumulates and is payable on the maturity date.
As part of the consideration for Amendment Number 6: (i) the Company issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (A) 330,000 shares of Common Stock to CH

Capital Lending, and (B) a Series E warrant to purchase 1,000,000 shares of Common Stock to CH Capital Lending (the “Term Loan Warrants”), (ii) the Company agreed, subject to approval of its board of directors, to create a series of preferred stock, to be known as 7.00% Series C Convertible Preferred Stock (“Series C Preferred Stock”), and, upon the request of CH Capital Lending, exchange each share of the Company’s 7.00% Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), that is held by CH Capital Lending for one share of Series C Preferred Stock, and (iii) the Company and CH Capital Lending amended and restated the Series C Warrants and Series D Warrants that the Company issued to CH Capital Lending to extend the term to March 1, 2027 and subject the exercise price to a weighted-average antidilution adjustment.
The Term Loan Warrants have an exercise price of $1.50 per share, subject to adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The Term Loan Warrants may be exercised from and after March 1, 2023, subject to certain terms and conditions set forth in the Term Loan Warrants. Unexercised Term Loan Warrants will expire on March 1, 2027. The Term Loan Warrants shall be cancelled without any further action on the part of the Company or the holder, in the event that the Company repays in full on or before March 1, 2023, the Term Loan.
First Amended and Restated Promissory Note with IRG, LLC
On November 23, 2021, the Company issued to Industrial Realty Group, LLC (“Original Lender”) a promissory note in the original principal amount of $8,500,000 (the “Original Note”). Pursuant to an Assignment of Promissory Note, dated March 1, 2022, Original Lender assigned (a) a one-half (½) interest in the Original Note to IRG, LLC (the “IRG Split Note”) and (b) a one-half (½) interest in the Original Note to JKP Financial, LLC (the “JKP Split Note”).
On March 1, 2022, the Company entered into a First Amended and Restated Promissory Note with IRG, LLC, which amends and restates the IRG Split Note (the “Amended Assigned IRG Note”). The Amended Assigned IRG Note extended the maturity to March 31, 2024. Under the Amended Assigned IRG Note, the principal and accrued interest are convertible into shares of Common Stock at a conversion price of $1.50, subject to adjustment. The conversion price is subject to a weighted-average antidilution adjustment. The principal amount of the Amended Assigned IRG Note is $4,273,543.46.
As part of the consideration for the Amended Assigned IRG Note, the Company issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (i) 125,000 shares of Common Stock to IRG, LLC, and (ii) a Series E Warrant to purchase 500,000 shares of Common Stock to IRG, LLC (the “IRG Split Note Warrants”).
The IRG Split Note Warrants have an exercise price of $1.50 per share, subject to adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The IRG Split Note Warrants may be exercised from and after March 1, 2023, subject to certain terms and conditions set forth in the IRG Split Note Warrants. Unexercised IRG Split Note Warrants will expire on March 1, 2027. The IRG Split Note Warrants shall be cancelled without any further action on the part of the Company or the holder, in the event that the Company repays in full, on or before March 1, 2023, the Amended Assigned IRG Note.
First Amended and Restated Promissory Note with JKP Financial, LLC
On March 1, 2022, the Company entered into a First Amended and Restated Promissory Note with JKP Financial, LLC, which amends and restates the JKP Split Note (the “Amended Assigned JKP Note”). The Amended Assigned JKP Note extended the maturity to March 31, 2024. Under the Amended Assigned JKP Note, the principal and accrued interest are convertible into shares of Common Stock at a conversion price of $1.09, subject to adjustment. The conversion price is subject to a weighted-average antidilution adjustment. The principal amount of the Amended Assigned JKP Note is $4,273,543.46.
As part of the consideration for the Amended Assigned JKP Note, the Company issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (i) 125,000 shares of Common Stock to JKP Financial, LLC, and (ii) a Series F Warrant to purchase 500,000 shares of Common Stock to JKP Financial, LLC (the “JKP Split Note Warrants”).
The JKP Split Note Warrants have an exercise price of $1.09 per share, subject to adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The JKP Split Note Warrants may be exercised from and after March 1, 2022, subject to certain terms and conditions set forth in the JKP Split Note Warrants. Unexercised JKP Split Note Warrants will expire on March 1, 2027.
Second Amendment to JKP Promissory Note
On March 1, 2022, the Company entered into the Joinder and Second Amendment to Secured Cognovit Promissory Note (the “Second Amendment to JKP Promissory Note”), by and among (a) Newco, and HOF Village Hotel II, LLC (“Hotel II”), the makers (b) the Company; and (c) JKP Financial, LLC, which amends the Secured Cognovit Promissory Note, dated as of June 19, 2020, originally executed by Hotel II and by HOF Village, in favor of JKP Financial, LLC, as assigned by HOF Village to Newco pursuant to that certain Contribution Agreement dated as of June 30, 2020, by and between HOF Village and Newco, and as amended by that certain First Amendment to Secured Promissory Note, dated as of December 1, 2020 (as so assigned and amended, the “JKP Promissory Note”).
The Second Amendment to JKP Promissory Note (i) revises the outstanding principal balance (the “JKP Promissory Loan”) of the JKP Promissory Note to $8,394,836, which includes interest thereunder that has accrued and has not been paid as of March 1, 2022, and (ii) extends the maturity of the JKP Promissory Note to March 31, 2024. The Second Amendment to JKP Promissory Note amends the JKP Promissory Note to be convertible into shares of Common Stock at a conversion price of $1.09, subject to adjustment. The conversion price is subject to a weighted-average antidilution adjustment.
As part of the consideration for the Second Amendment to JKP Promissory Note, the Company issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (i) 280,000 shares of Common Stock to JKP Financial, LLC, and (ii) a Series F Warrant to purchase 1,000,000 shares of Common Stock to JKP Financial, LLC (the “JKP Promissory Note Warrants”).
JKP Promissory Note Warrants
The JKP Promissory Note Warrants have an exercise price of $1.09 per share, subject to adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The JKP Promissory Note Warrants may be exercised from and after March 1, 2022, subject to certain terms and conditions set forth in the JKP Promissory Note Warrants. Unexercised JKP Promissory Note Warrants will expire on March 1, 2027.
Letter Agreement
On March 1, 2022, the Company entered into a letter agreement with our director Stuart Lichter, which was amended April 14, 2022, and assigned by Mr. Lichter to his wholly owned entity Midwest Lender Fund, LLC (“Lender”) and amended April 26, 2022 (as assigned and amended, the “Letter Agreement”). Pursuant to the Letter Agreement, when Lender makes a new loan to the Company of $4 million evidenced by a promissory note (the “New Loan”), the Company agrees to issue to Lender the following on the later of (such date, the “Issuance Date”) (i) the closing date of the New Loan and (ii) the date stockholders of the Company approve such issuance in accordance with Nasdaq Listing Rule 5635(c), in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (a) 125,000 shares (the “Commitment Fee Shares”) of Common Stock; and (b) Series G warrants (the “Series G Warrants”) to purchase 125,000 shares of Common Stock (the “Warrant Shares”) at an exercise price equal to the greater of $1.50 per share or $.02 more than the average Nasdaq Official Closing Price of Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the closing date of the New Loan, with a term of five (5) years. The New Loan closed on April 27, 2022. The Series G Warrants are exercisable beginning one year after such warrants are issued. The exercise price of the Series G Warrants will be subject to a weighted-average antidilution adjustment. Pursuant to a Registration Rights Agreement, the Company has agreed to provide to the Lender certain customary resale registration rights with respect to the Commitment Fee Shares and the Warrant Shares. See Proposal 3.
Securities Exchange Agreement
On March 28, 2022, in accordance with the previously announced Amendment Number 6 to Term Loan Agreement by and among the Company and certain of its subsidiaries, as borrowers, and CH Capital Lending, as administrative agent and lender, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with CH Capital Lending, pursuant to which the Company exchanged in a private placement (the “Private Placement”) each share of the Company’s Series B Preferred Stock that is held by CH Capital Lending for one share of the Company’s Series C Preferred Stock, resulting in the issuance of 15,000 shares of Series C Preferred Stock to CH Capital Lending. The Series C Preferred Stock is convertible into shares of Common Stock. The shares of Series B Preferred Stock exchanged, and the Series C Preferred Stock acquired, have an aggregate liquidation preference of $15 million plus any accrued but unpaid dividends to the date of payment. CH Capital Lending, LLC is controlled by our director, Stuart Lichter. The conversion price for Series C Preferred Stock is subject to a weighted-average antidilution adjustment.
Registration Rights Agreement
On March 1, 2022, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with CH Capital Lending, IRG, LLC, JKP Financial, LLC and, as assignee of Stuart Lichter, Midwest Lender Fund, LLC (the “Investors”), pursuant to which, the Company agreed to provide to the Investors certain customary resale registration rights with respect to (i) Commitment Fee Shares (as defined therein), (ii) the shares of Common Stock issuable upon exercise of the Term Loan Warrants, the IRG Split Note Warrants, the JKP Split Note Warrants, the JKP Promissory Note Warrants, and the Series G Warrants, (iii) the shares of Common Stock issuable upon conversion of the principal and accumulated but unpaid interest under the Term Loan Agreement, the Amended Assigned IRG Note, the Amended Assigned JKP Note, and the JKP Promissory Note, and (iv) the shares of Common Stock issuable upon conversion of the Series C Preferred Stock.
Why We Need Stockholder Approval
The Transaction Documents provide for the issuance in the aggregate of approximately 47,161,374 shares of Common Stock, or 44.0% of the outstanding Common Stock on March 1, 2022, based on initial conversion prices and including (i) 13,264,754 shares of Common Stock issuable under outstanding warrants amended by the Transaction Documents, and (ii) 4,901,961 shares of Common Stock issuable under Series B Preferred Stock that was exchanged for Series C Preferred Stock under the Transaction Documents. Excluding the shares of Common Stock that were issuable under such outstanding warrants and the Series B Preferred Stock, the Transaction Documents provide for the issuance in the aggregate of approximately 28,994,659 shares of Common Stock, or 27.0% of the outstanding Common Stock on March 1, 2022, based on initial conversion prices. Because the conversion prices can be adjusted downward, it is possible that the conversion of the convertible term loan, the convertible notes and the Series C Preferred Stock could, in the future, result in the issuance of additional shares of Common Stock.
Given the foregoing, we are seeking stockholder approval under this Proposal, to comply with Nasdaq Listing Rule 5635(d), to issue more than 20% of our outstanding Common Stock under the terms of the Transaction Documents
Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, if the Term Loan, the convertible notes or the Series C Preferred Stock is converted and/or the warrants are exercised, our current stockholders will own a smaller percentage of outstanding shares of our Common Stock.
The issuance of securities under the Transaction Documents, may cause a reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of our Common Stock issued under the Transaction Documents could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of our Common Stock that may be issued under the Transaction Documents may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.
Consequences of Not Approving this Proposal
If our stockholders do not approve this Proposal 2, shares of Common Stock will not be issued under the Transaction Documents in a manner that violates Nasdaq Listing Rule 5635(d). As a result, to the extent that any future issuance of shares of Common Stock under the Transaction Documents would result in the issuance of more than 20% of our outstanding Common Stock, we would, in lieu of issuing such shares above these thresholds, be obligated to call a meeting of stockholders to seek stockholder approval.

Additional Information
This summary is intended to provide you with basic information concerning the Transactions Documents. The full text of the Transaction Documents was included in exhibits to our Current Reports on Form 8-K filed with the SEC on March 2, 2022 and March 29, 2022.
Vote Required
Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will count as a vote “Against” this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will not be counted as votes “For” or “Against” this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
Additional Board Rationale
The Transaction Documents were approved by the Board on February 24, 2022. The Board determined that Proposal 2 is advisable and in the best interest of our stockholders and recommended that our stockholders vote in favor of Proposal 2. In reaching its determination to approve Proposal 2, the Board, with advice from our management and legal advisors, considered a number of factors, including:
•
Under Amendment Number 6, the maturity date of the Term Loan was extended to March 31, 2024. The Amended Assigned IRG Note extended the maturity to March 31, 2024. The Amended Assigned JKP Note extended the maturity to March 31, 2024. The Second Amendment to JKP Promissory Note extends the maturity of the JKP Promissory Note to March 31, 2024.

•	The proceeds from the exercise of warrants under the Transaction Documents will provide useful working capital to assist us in executing our development plans for Phases II and III.
•	Our current financial condition, results of operations, cash flow and liquidity require us to raise additional capital for ongoing operational needs.
•
Our management explored various possible financing options with other potential investors and coupled with the impact of COVID-19 on the current financial markets, we are not aware of an ability for us to obtain the financing needed for our interim cash needs at a comparable level to the Transaction Documents, or at all.

In view of the variety of factors considered in connection with the evaluation of Proposal 2, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(C), THE ISSUANCE TO AN ENTITY WHOLLY OWNED BY A DIRECTOR OF SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE SHARES OF COMMON STOCK IN CONSIDERATION FOR MAKING A LOAN TO THE COMPANY
Background
On March 1, 2022, the Company entered into a letter agreement with our director Stuart Lichter, which was amended April 14, 2022, and assigned by Mr. Lichter to his wholly owned entity Midwest Lender Fund, LLC (“Lender”) and amended April 26, 2022 (as assigned and amended, the “Letter Agreement”). Pursuant to the Letter Agreement, when Lender makes a new loan to the Company of $4 million evidenced by a promissory note (the “New Loan”), the Company agrees to issue to Lender the following on the later of (such date, the “Issuance Date”) (i) the closing date of the New Loan and (ii) the date stockholders of the Company approve such issuance in accordance with Nasdaq Listing Rule 5635(c), in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (a) 125,000 shares (the “Commitment Fee Shares”) of Common Stock; and (b) Series G warrants (the “Series G Warrants”) to purchase 125,000 shares of Common Stock (the “Warrant Shares”) at an exercise price equal to the greater of $1.50 per share or $.02 more than the average Nasdaq Official Closing Price of Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the closing date of the New Loan, with a term of five (5) years. The New Loan closed on April 27, 2022. The Series G Warrants are exercisable beginning one year after such warrants are issued. The exercise price of the Series G Warrants will be subject to a weighted-average antidilution adjustment. Pursuant to a Registration Rights Agreement, the Company has agreed to provide to the Lender certain customary resale registration rights with respect to the Commitment Fee Shares and the Warrant Shares.
Why We Need Stockholder Approval
We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635(c).
Under Nasdaq Listing Rule 5635(c), stockholder approval is required prior to the issuance of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by a listed company of equity compensation. For this purpose, “equity compensation” includes Common Stock (and/or securities convertible into or exercisable for Common Stock) issued to our officers, directors, employees or consultants at a discount to the market value of the Common Stock, and “market value” is the closing bid price immediately preceding the time that the listed company enters into a binding agreement with such officer, director, employee or consultant to issue the equity compensation.
The closing price of our Common Stock immediately preceding the date of the Letter Agreement was $1.06 per share. The closing price of our Common Stock immediately preceding the date the Letter Agreement was most recently amended and assigned was $0.91 per share. The closing price of our Common Stock immediately preceding the signing and closing of the New Loan was $0.86 per share.
The issuance of Commitment Fee Shares and Series G Warrants may be considered “equity compensation” under Nasdaq Listing Rule 5635(c) because Lender is wholly owned by Stuart Lichter, who serves as a director on our board of directors, and the value provided by Lender for the Commitment Fee Shares and Series G Warrants is uncertain. Accordingly, we are seeking stockholder approval of, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to Lender of the Commitment Fee Shares and the Series G Warrants in consideration for Lender making the New Loan to the Company.
Vote Required
Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will count as a vote “Against” this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will not be counted as votes “For” or “Against” this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Company is responsible for the appointment, compensation, oversight and termination of the Company’s independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent auditors. This responsibility includes an annual review and evaluation of the independent auditors, including an evaluation of the lead audit partner and the consideration of the regular rotation of the accounting firm serving as our independent auditors. The Audit Committee also approves all audit engagement fees and terms associated with the retention of the independent auditors. Marcum LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. The Audit Committee has carefully considered the continued retention of Marcum LLP as our independent auditors. The Audit Committee and the Board believe that the continued retention of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2022, is in the best interests of the Company and our stockholders. Representatives of Marcum LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The Board is requesting our stockholders to ratify the Audit Committee’s selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. If the stockholders do not ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed by Marcum LLP for each of the years ended December 31, 2021 and 2020:
	2021	2020
Audit Fees(1)	$703,748	$957,121
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$703,748	$957,121
(1)
Consists of fees for audit services related to the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements. The Audit Fees incurred also include fees relating to services performed in connection with our securities offerings, in each case including comfort letters, consents and review of documents filed with the SEC and other offering documents.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee charter requires the Audit Committee to pre-approve all audit and permitted non-audit and tax services to be provided by the independent auditors or any other registered public accounting firm engaged by us. The Audit Committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides for pre-approval of audit, audit-related, tax and all other fees on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.
In addition, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve permissible non-audit services performed by the Company’s independent auditor to assure that the provision of such services does not impair the auditor’s independence from the Company. The Chairman of the Audit Committee is required to report any pre-approval decisions to the Audit Committee at its next meeting following the decision.

Required Vote
Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will count as a vote “Against” this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 4.

AUDIT COMMITTEE REPORT
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under the discussion of “Corporate Governance—Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Marcum LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2021. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Anthony J. Buzzelli (Chair)
David Dennis
Kimberly K. Schaefer
The above Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

DIRECTORS AND EXECUTIVE OFFICERS
Directors
Board Diversity Matrix as of April 11, 2022
Board Size:
Total Number of Directors	11
Gender	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	8	3
Number of directors who identify in any of the categories below:
African American or Black	1
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	7	3
Two or More Races or Ethnicities
LGBTQ+
Undisclosed
The table below identifies and sets forth certain biographical and other information regarding our directors as of April 28, 2022.
Name	Age	Position
Michael Crawford	54	President and Chief Executive Officer, Chairman
Anthony J. Buzzelli	73	Director
David Dennis	64	Director
James J. Dolan	67	Director
Karl L. Holz	71	Director
Stuart Lichter	73	Director
Curtis Martin	48	Director
Mary Owen	44	Director
Edward J. Roth III	65	Director
Lisa Roy	50	Director
Kimberly K. Schaefer	56	Director
See pages 9-10 of this proxy statement for biographies for David Dennis, Karl L. Holz, Stuart Lichter and Curtis Martin.
Michael Crawford. Mr. Crawford has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Crawford currently serves as President and Chief Executive Officer and Chairman of the Board of Directors of the Company and previously served as HOF Village, LLC’s Chief Executive Officer from December 2018 until June 2020. Mr. Crawford was nominated to the Board by HOF Village, LLC in connection with the Business Combination pursuant to the Director Nominating Agreement. Before joining HOF Village, LLC, Mr. Crawford was an executive at Four Seasons Hotels and Resorts, where he served as Global President of Portfolio Management (2016–2018) and President of Asia Pacific (2014–2016). Previously, Mr. Crawford worked at The Walt Disney Company/Walt Disney Parks and Resorts in various positions from 1990 to 2014, where his last role was Senior Vice President and General Manager of Shanghai Disney Resort and President of Walt Disney Holdings Company in Shanghai (2010–2014). Mr. Crawford has served as a member on the board of directors of Texas Roadhouse (Nasdaq: TXRH) since June 2020, where he also currently serves on the audit, nominating and governance, and compensation committees. Mr. Crawford holds a B.S. in Business Administration from Bowling Green State University and an MBA (magna cum laude) from the University of Notre Dame’s Mendoza College of Business.

Anthony J. Buzzelli. Mr. Buzzelli has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Buzzelli is a Certified Public Accountant and spent 40 years with Deloitte, where he served management and boards of directors as the Audit and Advisory Partner for a wide range of public and private companies with U.S. and global operations from 1980 to 2011. He was Audit Partner in Charge of the Pittsburgh office from 1989 to 1995, Regional Managing Partner of the Central Atlantic Region from 1995 to 2001, National Managing Partner of U.S. Regions, the Marketing and Business Development and Community Relations leader from 2003 to 2007 and Regional Managing Partner of the Pacific Southwest Region and Office Managing Partner of the Los Angeles office from 2003 to 2011. Mr. Buzzelli served as a member of the U.S. Board of Directors of Deloitte from 2001 to 2004 and as chairman of its succession committee from 2010 to 2011. He retired from Deloitte as a vice chairman in 2011. He is a past chairman of the Southern California Leadership Network from 2003 to 2009. Mr. Buzzelli received a BS in Accounting from The Pennsylvania State University, and also completed the Executive Program in Organizational Change at Stanford University and the Executive Program for Leading Professional Services Firms at Harvard Business School. He currently serves as a member of the boards of directors of both public and private organizations.
James J. Dolan. Mr. Dolan has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Dolan was nominated to the Board in connection with the Business Combination pursuant to the Director Nominating Agreement. Mr. Dolan is the Chairman and CEO of Voyager Holdings II, LLC (“Voyager”), a family office and holding company that owns and operates a diversified group of companies in the technology, real estate, financial services, aviation, timber and natural resource industries. Mr. Dolan serves as CEO or Managing Director of a number of Voyager’s portfolio companies. Mr. Dolan currently serves on the board of directors of Plan Member Financial Corporation, an asset manager and provider of retirement planning services based in Santa Barbara, California, TriState Capital Holdings (Nasdaq: TSC), a commercial bank in Pittsburgh, Pennsylvania, and Chartwell Investment Partners, an asset management firm based in Radnor, Pennsylvania, and a subsidiary of TriState. Mr. Dolan also currently serves as chairman and director of The Pittsburgh Vintage Grand Prix Association, chairman of Going to the Sun Rally, and director of the Shelby American Automobile Club. He is a graduate of Villanova University and Duquesne University School of Law.
Mary Owen. Ms. Owen has served as a member of the Board since the closing of the Business Combination in July 2020. Ms. Owen has been nominated to the Board as an independent director pursuant to the Director Nominating Agreement. Ms. Owen is Founder and President of MMO Capital LLC since 2017 and a Principal Advisor and Founder of The ADG Group since 2021. In addition, she has served as a Life Trustee with the Ralph C. Wilson, Jr. Foundation since 2015. She is a council member of the President’s Council on Sports, Fitness and Nutrition and an investor and strategic advisor to several early-stage companies and venture capital funds including Chicago-based KB Partners and MAVION, a global fashion and NFT Marketplace. Ms. Owen previously worked for her uncle, Ralph C. Wilson Jr., and his management company, Ralph C. Wilson, Jr. Enterprises. She was a key member of his executive leadership team and played a strategic and operational role with all of his business and philanthropic interests, including the Buffalo Bills. With the Bills, Ms. Owen began as an intern in 1997 and worked in a variety of roles eventually becoming the Executive Vice President for Strategic Planning from 2010-2014. In addition to her team-level responsibilities, she was charged with representing Mr. Wilson at the league ownership level from 2003-2014, where she was appointed to and served on the Super Bowl Advisory Committee and the International Committee, and served on the board of the NFL Foundation. When Mr. Wilson passed in 2014, Ms. Owen served as a Trustee of his estate, where she and three others were responsible for the team’s sale to the Pegula family, and ultimately funding and starting a $1.2 billion foundation, the Ralph C. Wilson, Jr. Foundation, with a portion of the estate proceeds. Ms. Owen managed the foundation on behalf of her co-trustees in its initial year and oversaw a $60 million legacy grant program. Ms. Owen is a graduate of the McIntire School of Commerce at the University of Virginia, and is a McIntire Trustee Leader, an active Trustee for the Jefferson Trust, and longstanding Regional Selection Chair for the Jefferson Scholars Foundation. In addition, she holds an MBA from Walsh College and is a long-standing member of the National Advisory Board for the Pro Football Hall of Fame. Ms. Owen resides in Westlake, Texas.
Edward J. Roth III. Mr. Roth has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Roth has been nominated to the Board by National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”), pursuant to the Director Nominating Agreement (as defined below). Mr. Roth is the retired President and CEO of Aultman Health Foundation, a not-for-profit health care organization serving Stark and surrounding counties in Ohio having served in this position from 2001 to

2021. For more than 40 years, Mr. Roth has been part of a team dedicated to providing the Stark County, Ohio, area with excellence and affordability in health care. He began his career with Aultman in 1981 and served in several executive leadership positions. As President and CEO of the foundation, Mr. Roth was responsible for more than 7,200 employees and all corporate entities within Aultman Health Foundation. Mr. Roth is a graduate of Canton Central Catholic and the University of Akron. He is an active member of the community and a board member of the following agencies and organizations: Ohio Business Roundtable, Pro Football Hall of Fame and Stark County Catholic Schools. Mr. Roth currently serves as past Chairman of the Board of Ohio Hospital Association. He has also taken a leadership role in the community, serving on boards and chairing many organizations and events over the years including: American Hospital Association Regional Policy Board, Akron Regional Hospital Association, Canton Regional Chamber of Commerce, Stark Development Board, Walsh University, Akron Canton Regional Food Bank Harvest for Hunger Campaign, Wilderness Center Earthly Delights Campaign, Arts In Stark Campaign, Central Catholic High School Capital Campaign and United Way Campaign.
Lisa Roy. Ms. Roy has served as a member of the Board since November 2020. Ms. Roy has been nominated to the Board by Johnson Controls, Inc. (“JCI”) pursuant to the Amended and Restated Sponsorship and Naming Rights Agreement, dated as of July 2, 2020, among JCI, PFHOF, and the Company, as well as by HOF Village, LLC pursuant to the Director Nominating Agreement. Ms. Roy is the Vice President & Head of Business Development and Strategy for Johnson Controls International PLC (NYSE: JCI). She recently served as the Vice President of Strategy and M&A, Building Solutions North America (BSNA) for JCI. From 2016 to 2020, she served as the Vice President of Commercial Sales for BSNA, where she led revenue growth, commercial operations, strategy and marketing. Ms. Roy has been responsible for driving growth in commercial excellence for BSNA’s direct channel business and its profitable year-over-year growth, including its go to market approach, organizational design, and integration of mergers in North America. Prior to this role, Ms. Roy was the Vice President and General Manager of Systems, Services, and Solutions’ (SSI) South Region. In this role, she was responsible for the profitable growth in the region – across systems, services and energy performance contracting. Throughout her career, she has held roles of increasing responsibility, including Vice President and General Manager of Global Security and Fire, Vice President and General Manager, Enterprise Accounts and Vice President, North America Security and Fire. Ms. Roy holds a bachelor’s degree in Electrical Engineering from Louisiana State University. During her career at JCI, she has been an active supporter of United Way and the United Performing Arts Foundation. In addition, she is actively involved in the Johnson Controls Women’s Network.
Kimberly K. Schaefer. Ms. Schaefer has served as a member of the Board since the closing of the Business Combination in July 2020. Ms. Schaefer has served as President of Two Bit Circus, Inc., a startup concept focusing on social interactions using the latest in technology and gaming, since 2017. Two Bit Circus’s first “micro amusement park” location opened in Los Angeles in 2018. It features unique arcade and midway games, an interactive theatre, story rooms and virtual reality concepts. Prior to Two Bit Circus, Ms. Schaefer worked with Great Wolf Resorts, Inc., which is the largest owner, operator and developer in North America of drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities, for more than 18 years, including as their Chief Operating Officer/Chief Brand Officer from 2005 to 2015 and as their Chief Executive Officer from 2009 to September 2015. She was part of the team that took the company public in 2005. As public company CEO, her primary responsibility was overseeing the daily aspects of the strategy of the brand, development and operations as well as investor and analyst presentations and communication. Ms. Schaefer has served on the board of directors of SeaWorld Parks & Entertainment (NYSE: SEAS) since December 2020. Previously, Ms. Schaefer was an independent board member of public company Education Reality Trust (NYSE: EdR-OLD), an owner operator and developer of collegiate housing, and of her former employer, Great Wolf Resorts, which is currently owned by Blackstone Group. Ms. Schaefer is a graduate of Edgewood College in Madison, Wisconsin, where she holds a Bachelor of Science degree in accounting and where she previously served on the school’s Board of Trustees.

Executive Officers
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 28, 2022.
Name	Age	Position
Michael Crawford	54	President, Chief Executive Officer and Chairman
Tara Charnes	44	General Counsel and Secretary
Lisa Gould	47	Senior Vice President of Human Resources
Anne Graffice	50	Executive Vice President of Public Affairs
Benjamin Lee	45	Chief Financial Officer
Michael Levy	61	President of Operations
See page 20 of this proxy statement for Michael Crawford’s biography.
Tara Charnes. Ms. Charnes has served as General Counsel of the Company since August 2020. From 2015 until joining the Company, Ms. Charnes worked for Big Lots!, where she most recently served as Vice President, Litigation, and led the company’s strategic approach to securities, consumer and wage and hour class action litigation, as well as intellectual property disputes, employment litigation and other aspects of litigation and claims. While at Big Lots!, she also served on the company’s Enterprise Risk Management Steering Committee. From 2008 until 2015, Ms. Charnes worked for The Scotts Miracle-Gro Company, where she most recently served as Director, North America Legal, Securities and Corporate Governance, and worked closely with the executive management team and board of directors on SEC and corporate governance matters, and managed multiple other legal department functions, including litigation, compliance, advertising and commercial law. From 2003 until 2007, she was a member of the Securities, Competition and Complex Litigation Group at the international law firm Sidley & Austin LLP. She also served as a law clerk for the Honorable Kenneth F. Ripple of the United States Court of Appeals for the Seventh Circuit. Ms. Charnes earned her Juris Doctor summa cum laude from the Valparaiso University School of Law, where she was executive editor of student writing for the Valparaiso Law Review. She earned her Bachelor of Arts summa cum laude from Denison University.
Lisa Gould. Ms. Gould has served as Senior Vice President of Human Resources of the Company since January 2022 and was Vice President of Human Resources of the Company August 2020 to December 2021. From November 2011 until joining the Company, Ms. Gould served as Vice President of Human Resources at CommQuest Services, where she developed a strategic plan following the company’s merger, oversaw recruitment, onboarding and retention of company employees and managed various other human resources functions, including drafting and enforcement of company policies and procedures and managing benefits administration and enrollment. From August 2007 until November 2011, Ms. Gould worked for Creative Financial Staffing, an affiliate of Bruner Cox LLP, in various roles, including as Recruiter/Staffing Manager and Business Development/Account Manager. Ms. Gould earned her MBA from University of Northwestern Ohio and her B.S. from Kent State University.
Anne Graffice. Ms. Graffice currently serves as Executive Vice President of Public Affairs of the Company and previously served as Executive Vice President of Public Affairs of HOF Village, LLC from December 2019 through June 2020. Prior to joining HOF Village, LLC, Ms. Graffice served as Vice President of Development and Strategic Adventures at the Pro Football Hall of Fame (2016–2019). Previously, Ms. Graffice worked at University of Mount Union, where she served as Executive Director of Alumni Relations and the Mount Union Fund (2012–2016) and Director of Alumni Relations and University Activities (2003–2012). Ms. Graffice holds a B.A. in Business Administration and Finance from Mount Union College and an MBA from Tiffin University.
Benjamin Lee. Mr. Lee has served as Chief Financial Officer since March 2022. Mr. Lee served as Chief Financial Officer of Capital Markets and Debt Products at The PNC Financial Services Group, Inc. (“PNC”), from November 2017 to March 2022. In such capacity, he led a team of finance professionals supporting the capital markets and investment banking businesses, multiple broker-dealer entities, and the financial institutions group segment. Prior to that, Mr. Lee served as Senior Vice President - Internal Audit Director at PNC, from November 2014 to November 2017. Mr. Lee served as Managing Director, Controller – Global Markets/Treasury at The Bank of New York Mellon, from 2012 to 2014. Mr. Lee holds a B.B.A. in Finance from Clarion University of Pennsylvania and an MBA from the Joseph M. Katz School of Business at the University of Pittsburgh.

Michael Levy. Mr. Levy has served as President of Operations of the Company since June 2020. From August 2014 until joining the Company, he served as President of the Canton Charge, the NBA G League franchise of the Cleveland Cavaliers, where he set numerous attendance records and revenue marks and was named the league’s Team Executive of the Year in 2016. Mr. Levy brings over 35 years of sports and entertainment management expertise to the Company, developed through extensive experience working with 11 professional franchises, 11 facilities and 10 sports leagues, including the NBA, MLB, WNBA, NFL, AFL and NHL. Mr. Levy has built a proven track record of driving excellent operational execution and successful start-ups with sports franchises over his extensive sports management career. Mr. Levy is a graduate of Duquesne University in Pittsburgh, Pennsylvania.

CORPORATE GOVERNANCE
Director Nominations Process
Each year the Board nominates a slate of directors for election by stockholders at the annual meeting of stockholders based on the recommendations of the Nominating and Corporate Governance Committee. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations.
In connection with the Business Combination, the Company entered into a Director Nominating Agreement (the “Director Nominating Agreement”) with HOF Village, Gordon Pointe Management, LLC (the “Sponsor”), and National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”), which provides, among other things, that each of the Sponsor, HOF Village and PFHOF will have the right to designate a certain number of individuals to be appointed or nominated for election to the Board for so long as each of the Sponsor, HOF Village and PFHOF owns shares of our Common Stock in excess of certain ownership thresholds. Pursuant to the Director Nominating Agreement and its current voting power, the Sponsor no longer has the right to designate a person to serve on the Board, HOF Village has the right to designate four designees to serve on the Board, and PFHOF has the right to designate one designee to serve on the Board. The shares of Common Stock owned by the Sponsor decreased due to the redemption of certain member interests in the Sponsor, the recipients of which remain bound by the same lock-up agreement applicable to the Sponsor. The parties to the Director Nominating Agreement also agreed to take certain actions to support those nominees for election and include the nominees in the proxy statements for the stockholders’ meetings at which directors are to be elected. See “Certain Relationships and Related Party Transactions—Director Nominating Agreement” below for more detail.
The Amended and Restated Sponsorship and Naming Rights Agreement, dated as of July 2, 2020, among JCI, PFHOF and the Company, provides that JCI may nominate one director to the Board.
Director and Executive Officer Qualifications
Under our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate experience, skills and characteristics for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, our Nominating and Corporate Governance Committee, pursuant to our Corporate Governance Guidelines, takes into account many factors, including but not limited to: the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded company in today’s business environment; the individual’s understanding of the Company’s businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. Our Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, our Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
The Company’s officers and Board of Directors is composed of a diverse group of leaders in their respective fields. Many of these officers or directors have senior leadership experience at various companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of the Company’s officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business investments and combinations.
The Company, along with its officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of the Company’s directors and executive officers described above, provide the Company with a diverse range of perspectives and judgment necessary to facilitate the Company’s goals of shareholder value appreciation through organic and acquisition growth.

Number and Terms of Office of Officers and Directors
The Board is divided into three classes: Class A, Class B and Class C. The number of directors in each class is required to be as nearly equal as possible. The term of office of the current Class A directors, consisting of Edward J. Roth III, Mary Owen and Lisa Roy, will expire at the 2024 annual meeting of stockholders. The term of office of Class B directors, consisting of Stuart Lichter, Karl L. Holz, Curtis Martin and David Dennis, will expire at the Annual Meeting. The term of office of Class C directors, consisting of James J. Dolan, Michael Crawford, Kimberly K. Schaefer and Anthony J. Buzzelli will expire at the 2023 annual meeting of stockholders.
The Company’s officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. The Board is authorized to appoint persons to the offices set forth in the Company’s bylaws as it deems appropriate.
Director Independence
Nasdaq listing standards require that a majority of the Company’s Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that Kimberly K. Schaefer, Karl L. Holz, Anthony J. Buzzelli, Mary Owen, Curtis Martin and David Dennis qualify as independent directors in accordance with the Nasdaq listing rules.
Board Leadership Structure
Our Board does not have a formal policy regarding the combination of the roles of Chairman of the Board and Chief Executive Officer because the Board believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. The Board believes that it is currently in the best interest of our stockholders that the role of Chairman be held by Michael Crawford, our Chief Executive Officer.
The Board may reconsider this leadership structure from time to time based on the leadership needs of our Board and the Company at any particular time. The Nominating and Corporate Governance Committee evaluates on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address the evolving needs of the Company’s business and the long-term interests of our stockholders. The committee then makes recommendations to the Board concerning the Board’s leadership structure, including whether the roles of Chairman and Chief Executive Officer should be separated or combined.
Lead Independent Director
Under our Corporate Governance Guidelines, if the Chairman of the Board is not an independent director, as determined by the Nominating and Governance Committee and the Board, the independent directors will annually appoint one independent director to be the Lead Independent Director in accordance with the Director Nominating Agreement. Given that our Chairman is not an independent director, our independent directors have appointed Karl L. Holz as our Lead Independent Director. The Lead Independent Director’s responsibilities are to: (i) preside over executive sessions of the independent directors and at all meetings at which the Chairman of the Board is not present; (ii) call meetings of the independent directors as he or she deems necessary; (iii) serve as a liaison between the Chairman of the Board and the independent directors; (iv) propose agendas and schedules for Board meetings in consultation with the Chairman of the Board; and (v) be available for consultation and communication if requested by stockholders.
Director Education
The Company provides an orientation program for new directors, which includes information with respect to, among other things, Board structure and operations, as well as the history, organizational structure and business of the Company. On a continuing basis, directors receive presentations on the Company’s strategic and business plans, financial performance, legal and regulatory matters, compliance programs and other matters. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities as directors of the Company.

Board’s Role in Risk Oversight
Our management is responsible for identifying risks facing our Company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure. The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight and is currently overseeing the Company’s business continuity risks, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the committees regularly reports to the Board.
The Audit Committee reviews and discusses with management and the Company’s auditors, as appropriate, the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
The Compensation Committee reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.
The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board for approval an officer succession plan (the “Succession Plan”), reviewing the Succession Plan periodically with the Chief Executive Officer, evaluating potential candidates for executive positions and recommending to the Board any changes to and any candidates for succession under the Succession Plan.
In addition, the Board is presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board regular updates about our business. The Board considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.
Committees of the Board of Directors
Upon the consummation of the Business Combination, the Company established three Board committees and adopted charters for such committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Messrs. Buzzelli and Dennis and Ms. Schaefer were appointed to serve on the Company’s Audit Committee, with Mr. Buzzelli serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Ms. Schaefer, Mr. Holz and Ms. Owen were appointed to serve on the Company’s Compensation Committee, with Ms. Schaefer serving as the chair. Mr. Holz, Ms. Owen and Ms. Schaefer were appointed to serve on the Company’s Nominating and Corporate Governance Committee, with Mr. Holz serving as the chair. Each of the committee charters is available on the Company’s website at www.hofreco.com.
Audit Committee
The Audit Committee’s duties, which are specified in its charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual reports;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s duties, which are specified in its charter, include, but are not limited to:
•	identifying, evaluating and selecting, or recommending that the Board of Directors approve, nominees for election to the Board of Directors;
•	evaluating the performance of the Board of Directors and of individual directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of corporate governance practices and reporting;
•	reviewing management succession plans; and
•	developing and making recommendations to the Board of Directors regarding corporate governance guidelines and matters.
Compensation Committee
The Compensation Committee has overall responsibility for determining and approving the compensation of the Company’s Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Company may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are to be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has ever been an officer or employee of the Company. None of the Company’s executive officers serve, or have served during the last fiscal year, as a member of the Board of Directors, Compensation Committee, or other Board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of the Company’s directors or on the Compensation Committee.
Executive Sessions
Independent directors regularly meet in executive session at Board meetings without any members of management being present. The Lead Independent Director presides over the executive sessions, and may, as applicable, call executive sessions as appropriate.
Board and Board Committee Meetings and Attendance
Our Corporate Governance Guidelines provide that directors are expected to prepare themselves for and attend all Board meetings, the annual meeting of stockholders and the meetings of the Board’s standing committees on which they serve. During the year ended December 31, 2021, the Company’s Board met, in the aggregate, 6 times, and the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee met, in the aggregate, 15, 6 and 6 times, respectively. Each of our incumbent directors attended at least 83% of the total meetings of the Board and committees thereof held during 2021 during the time that such director served on the Board in 2021.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Policy, which prohibits, among other things, our directors, officers and employees from engaging in any hedging or monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. In addition, our Insider Trading Policy prohibits our directors, officers and employees from engaging in certain short-term or speculative transactions in the Company’s securities, such as short-term trading, short sales and publicly-traded options, which could create heightened legal risk and/or the appearance of improper or inappropriate conduct by our directors, officers and employees.
Code of Business Conduct and Ethics
Upon consummation of the Business Combination, the Company adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The Code of Business Conduct and Ethics covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Code of Business Conduct and Ethics is available on our website at www.hofreco.com. We intend to post any amendments to or waivers from our Code of Business Conduct and Ethics at this location on our website.
Stockholder Communications
Stockholders who wish to communicate with the Board may do so by writing the Company’s Office of the Secretary by mail at Hall of Fame Resort & Entertainment Company, 2626 Fulton Drive NW, Canton, OH 44718, Attention: Office of the Secretary or by email at Secretary@hofvillage.com. All communications that relate to matters within the scope of the responsibilities of the Board and its standing committees are to be forwarded to the Chairman of the Board. Communications that relate to ordinary business matters that are not within the scope of the responsibilities of the Board are to be sent to the appropriate executive officer or employee.
Our “whistleblower” policy prohibits our Company or any of our employees from retaliating or taking any adverse action against anyone for raising a concern. If a stockholder or an employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, he or she may call NAVEX Global’s EthicsPoint, our external service provider, toll-free at 844-916-2771, or by leaving a message at our confidential web address: https://secure.ethicspoint.com/domain/media/en/gui/74404/index.html.
Certain Legal Proceedings
To the knowledge of the Company’s management, there is no litigation currently pending against any of its officers or directors in their capacity as such.

EXECUTIVE AND DIRECTOR COMPENSATION
We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2021, our “named executive officers” and their positions were as follows:
•	Michael Crawford, our President, Chief Executive Officer and Chairman;
•	Jason Krom, our Chief Financial Officer; and
•	Michael Levy, our President of Operations.
Summary Compensation Table
The following table presents summary information regarding the total compensation for the years ended December 31, 2021 and 2020, for the named executive officers of the Company.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Michael Crawford(3) President, Chief Executive Officer and Chairman	2021	850,000	375,012	1,771,579	—	69,581	3,066,172
	2020	776,154	—	7,290,005	375,000	25,383	8,466,542
Jason Krom(4) Former Chief Financial Officer	2021	344,231	75,012	348,062	—	13,790	781,095
	2020	317,788	—	854,269	75,000	8,550	1,255,607
Michael Levy(5) President of Operations	2021	300,000	30,000	208,421	—	10,440	548,861
	2020	143,464	—	468,227	29,555	2,423	643,669
(1)
Amounts reported represent the aggregate grant date fair value of restricted stock unit awards and restricted stock granted during 2021, computed in accordance with ASC Topic 718. The grant date fair value of restricted stock units and restricted stock is based on the market value of the underlying stock on the date of grant.

(2)	Represents Company matching contributions under our 401(k) plan and, for Mr. Crawford, a vehicle allowance.
(3)
Mr. Crawford is President and Chief Executive Officer and Chairman of the Board of Directors of the Company and previously served as HOF Village, LLC’s Chief Executive Officer from December 2018 until June 2020. In accordance with his employment agreement and the terms of the Company’s Amended 2020 Omnibus Incentive Plan (the “Plan”), upon the Business Combination, Mr. Crawford was entitled to receive 715,929 restricted shares of Company Common Stock following the September 16, 2020, in connection with the effectiveness of a registration statement covering those shares. Mr. Crawford also received a December 22, 2020, grant of 477,778 restricted stock units under the Plan as a component of his 2020 annual bonus. Mr. Crawford received a January 22, 2021 grant of 894,737 restricted stock units under the Plan.

(4)
Mr. Krom resigned as Chief Financial Officer on January 3, 2022. Mr. Krom received a September 22, 2020, grant of 278,707 restricted stock units under the Plan. Mr. Krom also received a December 22, 2020, grant of 55,556 restricted stock units under the Plan as a component of his 2020 annual bonus. Effective September 22, 2020, Mr. Krom’s base salary was increased to $325,000. Mr. Krom received a January 22, 2021 grant of 175,789 restricted stock units under the Plan.

(5)
Mr. Levy joined the Company as President of Operations on June 15, 2020. Mr. Levy received a September 22, 2020, grant of 167,224 restricted stock units under the Plan. Mr. Levy also received a December 22, 2020, grant of 22,222 restricted stock units under the Plan as a component of his 2020 annual bonus. Mr. Levy received a January 22, 2021 grant of 105,263 restricted stock units under the Plan.

Overview
The Company provides total compensation packages that are competitive, tailored to the unique characteristics and needs of the Company within its industry, and adequately reward its executives for their roles in creating value for our stockholders. The Company is competitive in its executive compensation with other similarly situated companies in its industry. The compensation decisions regarding the Company’s executives are based on its need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the Company’s expectations.
The Company’s executive compensation program consists of three primary components: salary, incentive bonus and stock-based awards issued under an equity incentive plan. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, the Company’s performance and other information deemed relevant and timely.
Employment Agreements
Michael Crawford
HOF Village entered into a services agreement with Mr. Crawford in December 2018, when he was hired as Chief Executive Officer (the “Crawford Services Agreement”). Effective July 1, 2020, the Crawford Services Agreement was replaced by the Crawford Employment Agreement discussed in the next paragraph. The Crawford Services Agreement provided for an annual base salary of $650,000 for the first year of the engagement period, $700,000 during the second year, and $750,000 during the third year and for any subsequent years. The Crawford Services Agreement also provided for a target annual bonus of 70% of base salary, with 50% of the annual bonus based on HOF Village’s achievement of commercially reasonable key performance indicators as agreed upon by Mr. Crawford and HOF Village’s board of directors and the remaining 50% of the annual bonus at the discretion of HOF Village’s board of directors based on the board’s assessment of Mr. Crawford’s performance and HOF Village’s performance. The Crawford Services Agreement also granted Mr. Crawford a profits interest of 2.25% of the future profits of HOF Village, with vesting over a three-year period, with 15% of the profits interests vesting after one year, an additional 20% vesting after two years, and the remaining 65% vesting after three years. Additionally, the Crawford Services Agreement provided Mr. Crawford with a vehicle allowance to reimburse Mr. Crawford for the purchase of one vehicle of up to $70,000. The Crawford Services Agreement was terminated in connection with the closing of the Business Combination. In addition, Mr. Crawford agreed, upon the closing of the Business Combination, to cancel his vested portion of the profits interest grant and to waive his right to the unvested portion of the profits interest grant.
In connection with the consummation of the Business Combination, Mr. Crawford, the Company and HOF Village Newco, LLC (“Newco”) entered into an employment agreement, effective July 1, 2020, (the “Crawford Employment Agreement”), which replaced the Crawford Services Agreement. Under the terms of the Crawford Employment Agreement, Mr. Crawford serves as the President and Chief Executive Officer of the Company. The Crawford Employment Agreement terminates on December 31, 2022, unless earlier terminated; however, the term will automatically renew for successive 12-month periods unless either party provides 90 days’ written notice of non-renewal. Under the terms of the Crawford Employment Agreement, Mr. Crawford will receive an annual base salary of $800,000 through December 31, 2020, and $850,000 for calendar year 2021, with a minimum annual salary of $850,000 for any subsequent years, as determined by the Compensation Committee. In accordance with the Crawford Employment Agreement, Mr. Crawford received a closing bonus of $400,000 that was paid in three installments in calendar year 2020. Under the Crawford Employment Agreement, Mr. Crawford is eligible to receive an annual bonus. In accordance with the Crawford Employment Agreement and the terms of the Company’s Amended 2020 Omnibus Incentive Plan, Mr. Crawford received a grant of 715,929 restricted shares of Company Common Stock in connection with the effectiveness of a registration statement covering those shares. Additionally, the Crawford Employment Agreement provides Mr. Crawford with a vehicle allowance to reimburse Mr. Crawford for the lease expense of a vehicle with a retail value of up to $70,000.
On December 22, 2020, the Crawford Employment Agreement was amended to provide that any annual bonus may be paid in cash, an equity award under the Company’s long-term incentive plan, or a combination thereof, determined in the sole discretion of the Board of Directors. Any annual bonus, whether payable in cash and/or equity, may be subject to a vesting schedule and other terms and conditions, including a payment schedule, as determined by the Board of Directors in its sole discretion.
Jason Krom
Newco (as assignee of HOF Village) was party to an employment agreement with Mr. Krom entered into September 2019 when he was hired as Chief Financial Officer of HOF Village, LLC, which employment agreement was terminated January 3, 2022, as discussed below. The employment agreement provided an initial base salary of $300,000, a signing bonus of $10,000, and a target annual bonus equal to 40% of base salary for each calendar year. Mr. Krom’s base salary was increased to $325,000, effective September 22, 2020, and was increased to $350,000, effective March 22, 2021. The annual bonus was based on the Company’s achievement of commercially reasonable key performance indicators determined by the Company. The employment agreement also included a grant of profits interests representing 1.0% of the future profits of HOF Village, LLC with vesting over a three-year period, with one-third of the profits interest vesting each year. In connection with the Business Combination and an award of restricted stock units of the Company, Mr. Krom’s profit interest was cancelled.
On December 22, 2020, Mr. Krom’s employment agreement was amended to provide that any annual bonus may be paid in cash, an equity award under the Company’s long-term incentive plan, or a combination thereof, determined in the sole discretion of the Board of Directors. Any annual bonus, whether payable in cash and/or equity, may be subject to a vesting schedule and other terms and conditions, including a payment schedule, as determined by the Board of Directors in its sole discretion.
Mr. Krom resigned from the office of chief financial officer of the Company to pursue other interests effective January 3, 2022. On January 5, 2022, Mr. Krom and the Company entered into a consulting agreement (the “Krom Consulting Agreement”) pursuant to which Mr. Krom agreed to continue as a part-time employee of Newco through February 25, 2022 (the “Transition Period”) to assist with transitioning his duties and responsibilities as the former Chief Financial Officer of the Company and Newco. During the Transition Period, Newco paid Mr. Krom $1,800 per week. Under the Krom Consulting Agreement, Mr. Krom agreed that his employment agreement terminated January 3, 2022.
Michael Levy
Newco (as assigned of HOF Village) is party to an employment agreement with Mr. Levy entered into June 2020 when he was hired as President of Operations. The employment agreement provides an initial base salary of $300,000 and a target annual bonus equal to 40% of base salary for each calendar year. Mr. Levy’s base salary was increased to $305,000 effective January 1, 2022. The annual bonus is based on the Company’s achievement of commercially reasonable key performance indicators determined by the Company. In addition, Mr. Levy was granted profits interests in HOF Village representing $600,000 of the future profits of HOF Village with vesting over a three-year period, with one-third of the profits interest vesting each year. In connection with the Business Combination and an award of restricted stock units of the Company, Mr. Levy’s profit interest was cancelled.
On December 22, 2020, Mr. Levy’ employment agreement was amended to provide that any annual bonus may be paid in cash, an equity award under the Company’s long-term incentive plan, or a combination thereof, determined in the sole discretion of the Board of Directors. Any annual bonus, whether payable in cash and/or equity, may be subject to a vesting schedule and other terms and conditions, including a payment schedule, as determined by the Board of Directors in its sole discretion.
The foregoing description of the services and employment agreements with each of Messrs. Crawford, Krom and Levy does not purport to be complete and is qualified in its entirety by the terms and conditions of the employment agreements, which have been filed with the SEC.
Severance Benefits
The employment agreements of Messrs. Crawford, Krom and Levy provide for payment of severance benefits in the event that the employee is terminated by the Company without cause or by the employee with good reason.
In the event that an employee is terminated for any reason, the employee will receive a lump-sum payment equal to the amount of earned and unpaid base salary through the termination date and any unreimbursed business and entertainment expenses that are reimbursable through the termination date.

In addition:
•
Mr. Crawford. In the event of (i) termination by the Company without cause or (i) by the executive for good reason (other than as described in the next sentence), the Company shall: (i) pay Mr. Crawford a severance payment in the amount of $850,000, less applicable deductions and withholdings, and (ii) subject to Mr. Crawford’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and Mr. Crawford’s copayment of premiums associated with such coverage, reimburse Mr. Crawford, on a monthly basis, for the excess of the premium for himself and his covered dependents over the amount paid by active employees for the same coverage during the period from the termination date through the 12-month anniversary of such date, or such earlier date on which COBRA coverage for Mr. Crawford and his covered dependents terminates in accordance with COBRA. In the event of termination by the executive for good reason because of substantial interference with the day to day operations of the Company by a director of the Company (or such director’s employer or affiliate) that is inconsistent with formal actions taken by the Board or that impairs the executive’s ability to deliver agreed upon results for the Company, the Company shall pay the executive a severance payment in the amount of $2,000,000, less applicable deductions and withholdings, payable in a single lump-sum payment within 10 days after the date that the release signed by the executive becomes effective and irrevocable.

•
Mr. Levy. In the event of termination by the Company without cause or by the employee for good reason, contingent upon such employee’s signing a release, Mr. Levy is entitled to receive salary continuation payments of such person’s then-current annual base salary for 12 months after the termination date.

Mr. Krom. Under the Krom Consulting Agreement, Mr. Krom agreed that he resigned without good reason under his employment agreement and that his employment agreement terminated, effective January 3, 2022. In accordance with Mr. Krom’s employment agreement, upon the January 3, 2022 effectiveness of his resignation Mr. Krom received a lump-sum payment equal to the amount of earned and unpaid base salary through the termination date and any unreimbursed business and entertainment expenses that were reimbursable through the termination date. The Krom Consulting Agreement provides that Mr. Krom will not be eligible for continued vesting during the Transition Period with respect to any awards granted under the Company’s Amended 2020 Omnibus Incentive Plan (the “Plan”), including, but not limited to, his January 22, 2021 grant of 175,789 restricted stock units (“RSUs”) under the Plan, that would otherwise vest in one-third equal increments beginning on January 22, 2022, and he will not be eligible to receive bonus payments for performance during calendar year 2021.
Retirement Benefits
The Company maintains a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the “Code”), commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan is available on the same basis to all employees, including the named executive officers. Each participant in the 401(k) plan can elect to defer from 0% to 100% of compensation, subject to limitations under the Code and Employee Retirement Income Security Act.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth specific information with respect to unexercised options, unvested Common Stock and other unvested equity incentive plan awards outstanding as of December 31, 2021, for the named executive officers of the Company.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Michael Crawford	―	―	1,133,380(2)	1,722,738
Jason Krom	―	―	268,692(3)	408,412
Michael Levy(4)	―	―	161,005(4)	244,728
(1)	Calculated based on the closing share price on December 31, 2021, of $1.52.
(2)
On July 1, 2020, Mr. Crawford received a grant of 715,929 restricted shares of Common Stock under the Company’s Amended 2020 Omnibus Incentive Plan (the “Plan”), of which 238,643 restricted shares have not vested and are scheduled to vest on July 1, 2022. On January 22, 2021, Mr. Crawford received a grant of 894,737 restricted stock units under the Plan, vesting in one-third increments beginning on January 22, 2022.

(3)
On September 22, 2022, Mr. Krom received a grant of 278,707 restricted stock units under the Plan, of which 92,903 restricted stock units have not vested and were scheduled to vest July 1, 2022. On January 22, 2021, Mr. Krom received a grant of 175,789 restricted stock units under the Plan, vesting in one-third increments beginning on January 22, 2022. Effective January 3, 2022, Mr. Krom resigned from the Company. The Krom Consulting Agreement entered into in connection with his resignation provides that Mr. Krom will not be eligible for continued vesting during the period he is providing transition services ending February 25, 2022 with respect to any awards granted under the Plan, including, but not limited to, his January 22, 2021 grant of 175,789 restricted stock units under the Plan, that would otherwise vest in one-third equal increments beginning on January 22, 2022.

(4)
On September 22, 2020, Mr. Levy received a grant of 167,224 restricted stock units under the Plan, of which 55,742 restricted stock units have not vested and are scheduled to vest on July 1, 2022. On January 22, 2021, Mr. Levy received a grant of 105,263 restricted stock units under the Plan, vesting in one-third increments beginning on January 22, 2022.

Director Compensation
The Company maintains a Board of Directors’ compensation program that is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders.
The director compensation program provided the following compensation for independent, non-employee directors for 2021:
•
An annual retainer (the “Annual Retainer”) of $40,000, a supplemental $7,500 annual retainer for the Audit Committee Chair, a supplemental $5,000 annual retainer for each of the Compensation Committee Chair and the Nominating and Governance Committee Chair, and a supplemental $5,000 annual retainer for the Lead Independent Director;

•	Meeting attendance fees (the “Meeting Attendance Fees”) consist of (i) $1,500 per in-person meeting attended and (ii) $1,000 per telephonic meeting attended;
•	A grant of 7,500 restricted stock units under the Plan that vest one year from the date of grant; and
•	Additional compensation for ad hoc services on a case-by-case basis.
The 2021 Annual Retainer and Meeting Attendance Fees were paid in equal installments in arrears as soon as practicable after the last business day of each calendar quarter of 2021, beginning with March 31, 2021. For the first two calendar quarters of 2021, the Annual Retainer and Meeting Attendance Fees were paid in equity of the Company, with such equity valued as of the last business day of the respective calendar quarter. For the second two calendar quarters of 2021, the Annual Retainer and Meeting Attendance Fees were paid, at the election of each independent director, either (i) 100% in cash or (ii) 50% in cash and 50% in equity of the Company, with such equity valued as of the last business day of the respective calendar quarter.

The following table sets forth all of the compensation awarded to or earned by or paid to our independent directors during 2021. Our directors who are not independent do not receive compensation for serving on our board of directors.
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1),(2)	Total ($)
Anthony J. Buzzelli	28,813	69,058	97,871
David Dennis	25,000	54,581	79,581
Karl L. Holz	25,000	63,158	88,158
Curtis Martin	18,000	43,633	61,633
Mary Owen	22,500	56,972	79,472
Kimberly K. Schaefer	30,625	66,344	96,969
(1)
Amounts reported represent the aggregate grant date fair value of restricted stock unit awards granted to our independent directors during 2021, computed in accordance with ASC Topic 718. The grant date fair value of restricted stock units is based on the market value of the underlying stock on the date of grant.

(2)	As of December 31, 2021, our independent directors held the following outstanding restricted stock units:
Name	Restricted Stock Units Outstanding at Fiscal Year End
Anthony J. Buzzelli	7,500
David Dennis	7,500
Karl L. Holz	7,500
Curtis Martin	7,500
Mary Owen	7,500
Kimberly K. Schaefer	7,500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Common Stock as of April 11, 2022:
•	each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company;
•	each of the Company’s executive officers and directors; and
•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The information below is based upon the Schedules 13D, Forms 3 and Forms 4 filed by certain of the parties below. The table does not include unvested restricted stock units issued by the Company unless they vest within 60 days after April 11, 2022, since such units do not carry voting or investment power.
The beneficial ownership percentages set forth in the table below are based on approximately 111,815,518 shares of Common Stock issued and outstanding as of April 11, 2022.
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
Directors and Officers
Michael Crawford	1,366,049(2)	1.2%
Benjamin Lee	—	*
Michael Levy	121,441	*
Anne Graffice	71,996	*
Tara Charnes	90,866(3)	*
Lisa Gould	27,579(4)	*
James J. Dolan	3,021,593(5)	2.7%
David Dennis	63,734	*
Edward J. Roth III	—	*
Stuart Lichter	66,982,621(6)	45.4%
Kimberly K. Schaefer	126,394(7)	*
Karl L. Holz	67,333(8)	*
Anthony J. Buzzelli	84,878	*
Mary Owen	41,708	*
Curtis Martin	31,352	*
Lisa Roy	—	*
All Directors and Officers as a Group (16 individuals)	72,097,544	49.9%

Greater than 5% Stockholders
HOF Village, LLC	18,485,230(9)(10)	16.0%
CH Capital Lending, LLC	44,815,884(11)	31.8%
IRG Canton Village Member, LLC	18,485,230(12)	16.0%
IRG Canton Village Manager, LLC	18,485,230(12)	16.0%
National Football Museum, Inc. d/b/a Pro Football Hall of Fame	6,309,721(10)(13)	5.6%
*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of those listed in the table is 2626 Fulton Drive NW, Canton, OH 44718.

(2)
Mr. Crawford beneficially owns 238,643 unvested shares of restricted Common Stock. Mr. Crawford has the right to vote his unvested shares of restricted Common Stock but does not have the right to transfer unvested shares of restricted Common Stock. For purposes of calculating his percentage ownership, the shares outstanding of the Company include his unvested shares of restricted Common Stock.

(3)
Ms. Charnes beneficially owns 12,214 shares of Common Stock issuable upon the exercise of 12,214 warrants she holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Charnes upon the exercise of the warrants.

(4)
Ms. Gould beneficially owns 7,000 shares of Common Stock issuable upon the exercise of 7,000 warrants she holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Gould upon the exercise of the warrants.

(5)
Mr. Dolan may be deemed to beneficially own 539,720 shares of Common Stock through his ownership of membership interests in Gordon Pointe Management, LLC and as the managing member of Gordon Pointe Management, LLC. Mr. Dolan beneficially owns (i) 985,408 warrants to purchase 1,400,592 shares of Common Stock at an exercise price of $11.50 per share, and (ii) 60,000 shares of Common Stock issuable upon the exercise of 60,000 warrants he holds with an exercise price of $1.40 per share. Mr. Dolan may also be deemed to beneficially own (a) 656,211 shares of Common Stock issuable upon the exercise of 461,686 warrants held by Gordon Pointe Management, LLC with an exercise price of $11.50 per share and (b) 72,463 shares of Common Stock issuable to Gordon Point Management, LLC upon the conversion of a $500,000 convertible note of the Company with a conversion rate of 144.9304 shares of Common Stock per $1,000 principal amount. These instruments are exercisable or convertible within 60 days. Does not include 565,000 shares of Common Stock granted by Mr. Dolan and Gordon Point Management, LLC to various trusts or estate planning vehicles for certain Dolan grandchildren and other Dolan family members that are managed by Mr. Dolan’s adult children, over which Mr. Dolan disclaims beneficial ownership. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares issuable to Gordon Pointe Management, LLC upon the exercise of the warrants and the conversion of convertible notes.

(6)
Mr. Lichter beneficially owns 100,000 shares of Common Stock issuable upon the exercise of 100,000 warrants he holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days. Mr. Lichter may be deemed to beneficially own (a) 15,458,379 shares of Common Stock through his indirect ownership of membership interests in CH Capital Lending, LLC, (b) 125,000 shares of Common Stock through his indirect ownership of membership interests in IRG, LLC, (c) 1,304,374 shares of Common Stock issuable to CH Capital Lending, LLC upon the conversion of a $9,000,000 convertible note of the Company with a conversion rate of 144.9304 shares of Common Stock per $1,000 principal amount, (d) 10,813,774 shares of Common Stock issuable to CH Capital Lending, LLC upon the exercise of warrants with an exercise price of $1.40 per share, (e) 2,450,980 shares of Common Stock issuable to CH Capital Lending, LLC upon the exercise of warrants with an exercise price of $6.90 per share, (f) 10,000,000 shares of Common Stock issuable to CH Capital Lending, LLC upon conversion of 15,000 shares of Series C Preferred Stock with a conversion price of $1.50 per share, (g) 5,565,226 shares of Common Stock issuable to CH Capital Lending, LLC upon conversion of a $8,347,839 term loan with a conversion price of $1.50 per share, (h) 2,849,028 shares of Common Stock issuable to IRG, LLC upon conversion of $4,273,543 convertible promissory note with a conversion price of $1.50 per share, and (i) 407,479 shares of Common Stock through his indirect control over American Capital Center, LLC. The convertible notes, the Series C Preferred Stock and the term loan are convertible, and the warrants are exercisable within 60 days. Mr. Lichter may also be deemed to beneficially own 15,027,837 shares of Common Stock through his indirect ownership interest in IRG Canton Village Member, LLC, which in turn owns approximately a 76.8% interest in HOF Village, LLC. HOF Village, LLC owns 15,027,837 shares of Common Stock. He may also be deemed to beneficially own 3,457,393 shares of Common Stock issuable upon the exercise of 2,432,500 warrants held by HOF Village, LLC with an exercise price of $11.50 per share. The warrants are exercisable within 60 days. Mr. Lichter disclaims beneficial ownership of all shares held by IRG Canton Village Member, LLC, CH Capital Lending, LLC, IRG, LLC, American Capital Center, LLC, and IRG Canton Village Manager, LLC, except to the extent of any actual pecuniary interest. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the warrants to Mr. Lichter, upon the warrants to CH Capital Lending, LLC, upon the Series C Preferred Stock to CH Capital Lending, LLC, upon the term loan to CH Capital Lending, LLC, upon the warrants to HOF Village, LLC, upon the convertible note to CH Capital Lending, LLC, and upon the convertible note to IRG, LLC.

(7)
Ms. Schaefer beneficially owns 27,500 shares of Common Stock issuable upon the exercise of 27,500 warrants she holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Schaefer upon the exercise of the warrants.

(8)
Mr. Holz beneficially owns 2,500 shares of Common Stock issuable upon the exercise of 2,500 warrants he holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Mr. Holz upon the exercise of the warrants.

(9)
HOF Village, LLC beneficially owns 15,027,837 shares of Common Stock. It also beneficially owns 3,457,393 shares of Common Stock issuable upon the exercise of 2,432,500 warrants held by HOF Village, LLC with an exercise price of $11.50 per share. The warrants are exercisable within 60 days. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to HOF Village, LLC upon the exercise of the warrants.

(10)
HOF Village, LLC, National Football Museum, Inc. and Gordon Pointe Management, LLC are parties to a director nominating agreement. See the discussion under “Certain Relationships and Related Party Transactions – Director Nominating Agreement” in this proxy statement. As a result of these relationships, these persons may be deemed to be a group for purposes of Section 13(d) of the Exchange Act and therefore may be deemed to beneficially own 19,247,437 shares of Common Stock (exclusive of warrants and convertible notes), or approximately 17.2% of the Common Stock outstanding. Taking into account the warrants and convertible notes, they may be deemed to collectively beneficially own 23,433,476 shares of Common Stock, or 20.2% of the Common Stock outstanding after the exercise of the warrants and the conversion of the convertible notes.

(11)
CH Capital Lending, LLC beneficially owns (a) 15,458,379 shares of Common Stock, (b) 1,304,374 shares of Common Stock issuable to it upon the conversion of a $9,000,000 convertible note of the Company with a conversion rate of 144.9304 shares of Common Stock per $1,000 principal amount, (c) 10,813,774 shares of Common Stock issuable upon the exercise of warrants with an exercise price of $1.40 per share, (d) 2,450,980 shares of Common Stock issuable upon the exercise of warrants with an exercise price of $6.90 per share, (e) 10,000,000 shares of Common Stock issuable upon conversion of 15,000 shares of Series C Preferred Stock with a conversion price of $1.50 per share, and (f) 5,565,226 shares of Common Stock issuable upon conversion of a $8,347,839 term loan with a conversion price of $1.50 per share. The convertible note, the Series C Preferred Stock and the term loan are convertible and the warrants are exercisable within 60 days. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the exercise of the warrants and the conversion of the convertible note, the Series C Preferred Stock, and the term loan. Does not include CH Capital Lending, LLC beneficial ownership of 1,000,000 warrants to purchase 1,000,000 shares of Common Stock with an exercise price of $1.50 per share that are exercisable beginning March 1, 2023. The business address of CH Capital Lending, LLC is 11111 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.
(12)
Each of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC may be deemed to beneficially own 15,027,837 shares of Common Stock held by HOF Village, LLC through the former’s indirect (approximately 74.9%) ownership interest therein and the latter’s role as manager of it. For similar reasons, each may also be deemed to beneficially own 3,457,393 shares of Common Stock issuable upon the exercise of 2,432,500 warrants held by HOF Village, LLC with an exercise price of $11.50 per share. The warrants are exercisable within 60 days. Each of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC disclaims beneficial ownership of all shares held by HOF Village, LLC, except to the extent of any actual pecuniary interest. For purposes of calculating their percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the exercise of the warrants. The business address of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC is 11111 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.

(13)
National Football Museum, Inc. beneficially owns 3,679,850 shares of Common Stock. National Football Museum, Inc. may also be deemed to beneficially own 2,629,871 shares of Common Stock as a result of its ownership of membership interests in HOF Village, LLC. National Football Museum, Inc. disclaims beneficial ownership of all shares held by HOF Village, LLC, except to the extent of any actual pecuniary interest. The business address of National Football Museum, Inc. is 2121 George Halas Dr. NW, Canton, OH 44708.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors, executive officers, and persons owning more than 10% of any class of a company’s equity securities registered under Section 12 of the Exchange Act to file reports on a timely basis on the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of such equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish those companies copies of all Section 16(a) forms they file.
Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis during the year ended December 31, 2021, except that Mr. Lichter did not timely report two transactions on one Form 4. All of these transactions were subsequently reported. In addition, CH Capital Lending LLC did not timely obtain SEC filing codes and thus was not listed as a reporting person on the Form 3, 4 and 5 filings by Stuart Lichter; however, CH Capital Lending LLC’s ownership was reported on Mr. Lichter’s Form 4 and 5 filings.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transaction Policy
The Company’s Board of Directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of the Board of Directors;
•	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

In addition, we have in place policies and procedures designed to minimize potential conflicts of interest arising from any dealings the Company may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee charter, the Audit Committee has the responsibility to review related person transactions.
All of the transactions described in this section that occurred prior to the closing of the Business Combination on July 1, 2020, occurred prior to the adoption of this policy. The disclosure below covers related person transactions that have occurred since January 1, 2020.
Gordon Pointe Acquisition Corp. Pre-Business Combination Related Persons Transactions
Promissory Note — Related Party
Through June 30, 2020, GPAQ issued promissory notes to the Sponsor, pursuant to which GPAQ could borrow up to an aggregate amount of $1,500,000, of which $600,000 of the promissory notes was issued during the six months ended June 30, 2020, to finance transaction costs in connection with the Business Combination. During the six months ended June 30, 2020, GPAQ borrowed $572,735 under the notes and an aggregate of $1,390,730 was outstanding under these notes.
In addition, through June 30, 2020, GPAQ issued unsecured promissory notes to the Sponsor, pursuant to which GPAQ borrowed an aggregate principal amount of $3,354,228, of which $972,573 was borrowed during the six months ended June 30, 2020, to fund the extension loans into the trust account in which the net proceeds of the GPAQ IPO were placed (the “Trust Account”).
These notes were non-interest bearing, unsecured and were paid upon the completion of the Business Combination. Up to $1,500,000 of the loans were convertible into warrants at a price of $1.00 per warrant. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.
As of June 30, 2020, there was an aggregate of $4,744,958 outstanding under the promissory notes. Upon completion of the Business Combination, the notes were converted into the Company’s Common Stock.
Administrative Services Agreement
GPAQ entered into an agreement whereby, commencing on January 30, 2018, through the earlier of the consummation of a business combination or GPAQ liquidation, GPAQ paid an affiliate of the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For each of the six months ended June 30,

2020 and 2019, GPAQ incurred $60,000 in fees for these services. At June 30, 2020, and December 31, 2019, an aggregate of $90,000 and $30,000, respectively, in administrative fees were included in accounts payable and accrued expenses in the condensed consolidated balance sheets.
Related Party Loans
In order to finance transaction costs in connection with the Business Combination, the Sponsor and GPAQ’s officers and directors were permitted to loan GPAQ funds from time to time or at any time, as may be required (the “Working Capital Loans”). Each Working Capital Loan was evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of the Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans were convertible into warrants at a price of $1.00 per warrant.
The Sponsor committed to provide an aggregate of $900,000 in loans to the Company to finance transaction costs in connection with the Business Combination. To the extent advanced, the loans were evidenced by a promissory note, were non-interest bearing, unsecured and were repaid upon the completion of the Business Combination. The loans were convertible into Common Stock purchase warrants at a purchase price of $1.00 per warrant. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. As of June 30, 2020, there were no amounts outstanding under the loans.
Contributions
On January 24, 2020, GPAQ held a special meeting of the stockholders of GPAQ at which the stockholders approved, among other things, a proposal to amend GPAQ’s amended and restated certificate of incorporation to further extend the deadline to complete a business combination from January 29, 2020, to February 29, 2020, plus an option for GPAQ to further extend such date for an additional 30 days. In connection with the extension from January 29, 2020, to February 29, 2020, the Sponsor contributed to GPAQ $0.033 for each of GPAQ’s public shares outstanding, for an aggregate Contribution of $265,404, which amount was deposited into the Trust Account. Further, the Sponsor agreed that it or its affiliates would contribute to GPAQ as a loan an additional $0.033 for each public share that was not redeemed if GPAQ elected to further extend the deadline to complete a business combination beyond February 29, 2020, for an additional 30 days.
HOF Village, LLC Pre-Business Combination Related Persons Transactions
License Agreement
Newco, as assignee of HOF Village, is party to the License Agreement with PFHOF that was entered into in September 2019 (the “License Agreement”) and modified the terms of a prior License Agreement that was entered into in December 2018 (the “2018 License Agreement”) (which replaced an earlier License Agreement that was entered into in March 2016). PFHOF is a member of HOF Village and an affiliate of then director and officer of HOF Village David Baker. Pursuant to this agreement, Newco licenses certain marks from PFHOF, and the parties agreed upon terms for sponsorships and Newco’s ability to sublicense PFHOF’s marks to sponsors. The agreement provides for Newco to pay license fees to PFHOF based on a percentage of sponsorship revenue. Both the License Agreement and the 2018 License Agreement were approved by unanimous consent of HOF Village’s board of directors prior to the closing of the Business Combination.
Retail Merchandise Agreement
Newco, as assignee of HOF Village, and PFHOF are parties to a Retail Merchandise Agreement that was entered into in December 2018. Under the Retail Merchandise Agreement, PFHOF agrees to operate onsite retail services at certain locations within the Hall of Fame Village complex, subject to certain performance targets and product requirements. In exchange for these services, Newco will pay PFHOF recurring royalty payments on a monthly basis representing a certain percentage of gross sales. The Retail Merchandise Agreement was approved by unanimous consent of HOF Village’s board of directors prior to the Business Combination, when HOF Village assigned the agreement to Newco. The Retail Merchandise Agreement was amended and restated on June 30, 2020, prior to the closing of the Business Combination.
Branding License Agreement
Newco’s subsidiary, Youth Sports Management, LLC (“YSM”), and PFHOF (a HOF Village member and affiliate of then director and officer of HOF Village David Baker) are parties to a Branding License Agreement from December 2015. PFHOF is currently a related person as a security holder covered by Item 403(a) of

Regulation S-K. Under the Branding License Agreement, PFHOF licenses certain of its marks to YSM for use in connection with youth sporting events held at the Hall of Fame Village complex. The agreement provides for YSM to pay a fee of $1,000,000 to PFHOF over a five-year term. This fee was reduced to an annual fee of $225,000 (subject to a 3% annual increase over five years) in connection with entry into the Media License Agreement discussed below. Newco, as assignee of HOF Village, previously owned 50% of the equity interests of YSM along with a joint venture partner who owned the remaining 50% of YSM; however, Newco, as assignee of HOF Village, bought out its joint venture partner’s entire interest in YSM in May 2020 and became sole owner of YSM.
Agreement to Provide Insurance
Newco, as assignee of HOF Village, and its wholly-owned subsidiary HOF Village Stadium, LLC are parties to an Agreement to Provide Insurance with PFHOF (a HOF Village member and affiliate of then director and officer of HOF Village David Baker) dated March 2016. PFHOF is currently a related person as a security holder covered by Item 403(a) of Regulation S-K. Under the agreement, HOF Village Stadium, LLC is required to carry and maintain certain insurance coverage in connection with various agreements related to the development of the Hall of Fame Village project, and Newco, as assignee of HOF Village, has guaranteed the performance of HOF Village Stadium, LLC under the agreement. Such insurance coverage must name PFHOF as an additional insured or loss payee on each policy.
Other Transactions Involving HOF Village Members and their Affiliates
Certain members of HOF Village and/or their affiliates have loaned money or made payments on behalf of HOF Village.
Certain affiliates of IRG Member and of HOF Village directors Stuart Lichter and John Mase have made certain loans to HOF Village. CH Capital Lending, LLC has loaned money to HOF Village in the form of convertible notes with outstanding principal amounts totaling $3,695,000, American Capital Center, LLC has made debt commitments to HOF Village with an original principal amount of $8,550,000, and IRG, LLC has made debt commitments to HOF Village with an original principal amount of $15,000,000. Under the Merger Agreement, such outstanding debt owed to American Capital Center, LLC and IRG, LLC would be converted into equity of the Company, and such outstanding debt owed to CH Capital Lending, LLC may or may not be converted, at CH Capital Lending LLC’s election. An affiliate of Industrial Realty Group, LLC made a guaranty in favor of GACP Finance Co., LLC, as administrative agent (“GACP Finance”), under which it guaranteed to pay all or a portion of amounts due under the Bridge Loan at the closing of the Business Combination on HOF Village’s behalf, to the extent that HOF Village did not have sufficient funds to pay such amounts. This Bridge Loan was refinanced and replaced by a loan from Aquarian Credit Funding LLC, and a new IRG guaranty was put in place. See “IRG Guarantee of Refinancing Term Loan” below. Industrial Realty Group, LLC and HOF Village are parties to the IRG November Note (as defined below), under which Industrial Realty Group, LLC may loan HOF Village an amount up to $30,000,000.
PFHOF has made loans to HOF Village and advanced payments on behalf of HOF Village for its business. Outstanding amounts owed to PFHOF under such arrangements previously totaled approximately $10.2 million. Under the Merger Agreement, $5.8 million of the outstanding amounts owed to PFHOF were converted into equity of the Company in satisfaction of such amount. Under the Shared Services Agreement (discussed in greater detail below) entered into by HOF Village and PFHOF on June 30, 2020, PFHOF forgave $5.15 million of outstanding amounts owed by HOF Village, and HOF Village forgave $1.2 million of outstanding amounts owed by PFHOF.
M. Klein and Company, LLC, an affiliate of member M. Klein Associates, Inc. and of then HOF Village directors Mark Klein and Michael Klein, loaned money to HOF Village in the form of HOF Village Convertible Notes with original principal amounts totaling $3,935,000 (of which, convertible notes with a principal amount of $260,000 were transferred to a third party) and outstanding principal amounts totaling $3,675,000. In connection with the Business Combination, M. Klein and Company, LLC converted such outstanding debt into Company Common Stock.
On January 13, 2020, HOF Village announced that it had secured $9.9 million in financing from Constellation NewEnergy, Inc. through its Efficiency Made Easy (“EME”) program to implement energy efficient measures and to finance the construction of the Constellation Center for Excellence and other enhancements, as part of Phase II development. The Hanover Insurance Company provided a guarantee bond to guarantee HOF Village’s payment obligations under the financing, and Stuart Lichter and two trusts affiliated with Mr. Lichter agreed to indemnify The Hanover Insurance Company for payments made under the guarantee bond.
Related Person Transactions Occurring in Connection With or After the Business Combination
IRG Side Letter
On June 25, 2020, HOF Village entered into a Letter Agreement re Payment Terms (the “IRG Side Letter”) amending and restating a Letter Agreement re Payment Terms entered into on January 21, 2020, (the “January Letter”). The IRG Side Letter was entered into with respect to (i) the $65 million secured term loan agreement (as amended, the “Bridge Loan Agreement”) entered into on March 20, 2018, by HOF Village, the other borrowers party thereto (together with HOF Village, the “Borrowers”), the various lenders party thereto (the “Lenders”) and GACP Finance, (ii) the subordinated promissory note entered into on February 7, 2020, effective as of November 27, 2019, (as amended, the “IRG November Note”) between HOF Village, as borrower, and payable to the order of Industrial Realty Group, LLC, in an amount up to $30,000,000, (iii) the Guaranty dated November 16, 2019, by IRG Master Holdings, LLC, a Delaware limited liability company (“IRGMH” and together with Industrial Realty Group, LLC and their respective affiliates, the “IRG Entities”) in favor of GACP Finance (the “IRGMH Guaranty”) and (iv) the Loan Purchase and Assumption Agreement (which was not agreed upon or executed by any party) by and among the Lenders, GACP Finance, the Borrowers and the purchasing lender party thereto (the “LPAA”, and together with the IRG November Note and the IRGMH Guaranty, the “Advancement Documents”).
Pursuant to the IRG Side Letter, if any IRG Entity advanced funds pursuant to the Advancement Documents, the Bridge Loan Agreement, or any other instrument to pay certain specified lenders under the Bridge Loan Agreement, as a result of such advancement of funds, any IRG Entity becomes a Lender or has the rights of a Lender under the Bridge Loan Agreement, then (i) certain mandatory prepayment provisions would be deleted and no longer be applicable, (ii) the maturity date of the Bridge Loan Agreement would be extended to August 31, 2021, and (iii) HOF Village would not be required to pay to any IRG Entity any principal, interest, or other obligations due under the Bridge Loan Agreement if payment of such amounts would cause Borrowers to violate applicable Nasdaq or securities-law requirements. HOF Village assigned the IRG Side Letter and the Bridge Loan Agreement to Newco in connection with the Business Combination.
On December 1, 2020, the Company refinanced the Bridge Loan Agreement with the Term Loan Agreement, which is discussed below.
Hall of Fantasy League Investment
On June 11, 2020, HOF Village acquired 60% of the equity interests of Mountaineer GM, LLC (“Mountaineer”) from Michael Klein & Associates, Inc., an affiliate of then HOF Village director Michael Klein (“MKA”), for a purchase price of $100.00 pursuant to membership interest purchase agreement (the “Membership Purchase Agreement”). Mountaineer is party to an asset purchase agreement, dated June 5, 2020, (the “Crown APA”), with CrownThrown, Inc. (“Crown”), pursuant to which Mountaineer acquired the assets of, and assumed certain liabilities of, Crown, which consist of The Crown League (renamed Hall of Fantasy League), a professionalized fantasy sports league (the “Hall of Fantasy League Business”). HOF Village entered into a services agreement, dated as of June 16, 2020 (the “Services Agreement”), with Mountaineer and BXPG LLC (“Brand X”), as amended, whereby Mountaineer and HOF Village retained Brand X to provide services with regard to the Hall of Fantasy League. Pursuant to an amended and restated limited liability company agreement of Mountaineer that HOF Village and MKA entered into in connection with HOF Village’s purchase of the 60% interest in Mountaineer under the Membership Purchase Agreement, MKA agreed to provide the consideration for Mountaineer to complete the acquisition of Crown as a capital contribution to Mountaineer, consisting of 90,287 shares of the Company’s Common Stock, and HOF Village agreed to provide the consideration owed to Brand X under the Services Agreement as a capital contribution to Mountaineer, consisting of $30,000 per month for 18 months plus 100,000 shares of the Company’s Common Stock, 25,000 shares of which were issued on August 6, 2020, and 25,000 shares of which are issuable on each of July 1, 2021, January 1, 2022, and July 1, 2022, until such capital contributions of HOF Village equal 60% of the total capital contributions to Mountaineer. HOF Village assigned its interest in Mountaineer and the Services Agreement to

Newco in connection with the Business Combination. The Services Agreement may be extended for an additional six months. Compensation during the extension period would be $30,000 per month and 25,000 shares of the Company’s Common Stock. Mountaineer completed the acquisition of Crown assets under the Crown APA on July 22, 2020.
Director Nominating Agreement
Upon the closing of the Business Combination, the Company, HOF Village, the Sponsor and PFHOF entered into a Director Nominating Agreement (the “Director Nominating Agreement”), which provides that the Company shall take all necessary action to set the size of its Board of Directors at 11 members, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Pursuant to the Company’s amended and restated certificate of incorporation as currently in effect, the Company’s Board of Directors is made up of three classes: Class A Directors who shall serve for an initial one-year term, Class B Directors who shall serve for an initial two-year term, and Class C Directors who shall serve for an initial three-year term. The Director Nominating Agreement set forth the directors who were to serve as of the Business Combination and specified the respective classes of each director.
Pursuant to the Director Nominating Agreement and its current voting power, the Sponsor no longer has the right to designate a person to serve on the Board, HOF Village has the right to designate four designees to serve on the Board, and PFHOF has the right to designate one designee to serve on the Board. The shares of Common Stock owned by the Sponsor decreased due to the redemption of certain member interests in the Sponsor, the recipients of which remain bound by the same lock-up agreement applicable to the Sponsor.
HOF Village and PFHOF may each designate one individual to serve as a Company board of directors non-voting observer (in the case of HOF Village, so long as HOF Village beneficially owns at least 15% of the total number of shares of the Company’s Common Stock held by it as of the Business Combination Effective Time and, in the case of PFHOF, so long as PFHOF beneficially owns at least 85% of the total number of shares of the Company’s Common Stock held by it as of the Business Combination Effective Time). The parties to the Director Nominating Agreement agreed to take certain actions to support those nominees for election and include the nominees in the proxy statements for the stockholders’ meetings at which directors are to be elected.
Release Agreement
At the closing of the Business Combination, each of the members of HOF Village and PFHOF (each, a “Holder”) entered into a Release Agreement with the Company, GPAQ and Newco (the “Release Agreement”), pursuant to which (i) each Holder generally released all claims against the Company, GPAQ, the merger subsidiaries, Newco and their affiliates that such Holder may have had prior to the Business Combination Effective Time, except for certain retained claims specifically enumerated in the Release Agreement, and (ii) each Holder consented to the termination of certain contracts to which it was a party with HOF Village and its affiliates effective immediately prior to the Business Combination Effective Time without any cost or other liability to Newco, the Company or its subsidiaries.
2020 Shared Services Agreement
On June 30, 2020, HOF Village entered into a Shared Services Agreement with PFHOF, which we refer to as the 2020 Shared Services Agreement. Under the agreement, PFHOF and HOF Village mutually reduced certain outstanding amounts owed between the parties, with PFHOF forgiving $5.15 million owed by HOF Village and HOF Village forgiving $1.2 million owed by PFHOF, which effectively resulted in no outstanding amounts owed between the parties as of March 31, 2020. Additionally, the parties agreed to coordinate with each other on certain business services and expenses. The 2020 Shared Services Agreement was approved by unanimous consent of HOF Village’s board of directors prior to the Business Combination. The 2020 Shared Services Agreement has an initial term of one year, subject to automatic renewal for successive one-year terms; however, it may be terminated by either party upon 90 days’ written notice, by mutual agreement, or by either party for failure by the other party to timely pay expenses. HOF Village assigned the 2020 Shared Services Agreement to Newco in connection with the Business Combination.
Master Development and Project Management Agreement
On June 30, 2020, HOF Village, IRG Member and IRG Manager entered into a Master Development and Project Management Agreement. The Master Development and Project Management Agreement was entered into as a standalone agreement to govern the master developer and project management services arrangement that was previously provided for in the operating agreement of HOF Village. Pursuant to the Master Development and Project Management Agreement, IRG Manager serves as the master developer for the Hall of Fame Village project and IRG Member serves as the project manager for the Hall of Fame Village project. Under the agreement, IRG Manager will receive a master developer fee of 4% of the total development costs of the project, and IRG Member will receive a project management fee, which will not exceed 5% of the gross receipts from the project. The terms of the Master Development and Project Management Agreement remained materially similar to the prior arrangement documented in the operating agreement of HOF Village, which previously had been unanimously approved by the members of HOF Village prior to the Business Combination. HOF Village assigned the Master Development and Project Management Agreement to Newco in connection with the Business Combination.
Media License Agreement
On July 1, 2020, in connection with the closing of the Business Combination, PFHOF (a HOF Village member), HOF Village, and HOF Village Media Group, LLC (a wholly-owned subsidiary of HOF Village) amended and restated the Media License Agreement (which amended and restated entirely the original media license agreement between the parties, dated November 12, 2019). PFHOF is a related party because it is a security holder covered by Item 403(a) of Regulation S-K. This agreement provides for the sharing of media-related opportunities between Hall of Fame Media Group, LLC (a wholly-owned subsidiary of PFHOF) and HOF Village Media Group, LLC and sets forth the terms under which PFHOF licenses certain marks to HOF Village Media Group to exploit existing PFHOF works and to create new works. The Media License Agreement acknowledges the existence of agreements in effect between PFHOF and certain third parties that provide for certain restrictions on the rights of PFHOF, which affects the rights that can be granted to HOF Village Media Group under the Media License Agreement. These restrictions include, but are not limited to, such third parties having co-exclusive rights to exploit content based on the PFHOF Enshrinement ceremonies and other Enshrinement events. The agreement provides for HOF Village Media Group or HOF Village to pay annual license fees to PFHOF of at least $1,250,000, subject to adjustment, and fees may vary based on the particular PFHOF works licensed. The Media License Agreement has an initial term of 15 years (subject to earlier termination for material breach), subject to automatic renewal for successive five-year terms, unless timely notice of non-renewal is provided by either party. HOF Village assigned the Media License Agreement to Newco in connection with the Business Combination.
Note Purchase Agreement; Registration Rights Agreement and Note Redemption Warrant Agreement
Note Purchase Agreement. On July 1, 2020, concurrently with the closing of the Business Combination, the Company entered into the Note Purchase Agreement with the purchasers listed on the signature pages thereto, pursuant to which the Company agreed to issue and sell to the purchasers in a private placement (the “Private Placement”) $20,721,293 in aggregate principal amount of the Company’s 8.00% Convertible Notes due 2025 (the “PIPE Notes”). Each of CH Capital Lending, LLC, which is controlled by our director Stuart Lichter, and Gordon Pointe Management, LLC, which is controlled by our director James J. Dolan, are related persons because they were security holders covered by Item 403(a) of Regulation S-K at the time of the transaction. Pursuant to the terms of the Note Purchase Agreement, the Notes may be converted into shares of Common Stock at the option of the holders of the PIPE Notes, and the Company may, at its option, redeem the PIPE Notes in exchange for cash and warrants to purchase shares of Common Stock (the “Note Redemption Warrants”).
The Private Placement was conducted in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. The offer and sale of the PIPE Notes have not been registered under the Securities Act or applicable state securities laws, and consequently, the PIPE Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
The Note Purchase Agreement contains representations and warranties by the Company and the purchasers, and each of the Company and the purchasers have agreed to indemnify the other for losses resulting from a breach of any of their respective representations or warranties.
Closing of the Private Placement and delivery of the PIPE Notes pursuant to the Note Purchase Agreement occurred on July 1, 2020. Industrial Realty Group, LLC exchanged $9 million of the amount outstanding under the IRG November Note for PIPE Notes in the principal amount of $9 million, and, at present, the outstanding balance of the IRG November Notes is $13.3 million. The Sponsor exchanged $500,000 of the principal component of the indebtedness owed to such purchaser by GPAQ under loan agreements and related promissory notes for PIPE Notes in the principal amount of $500,000. Seven other purchasers exchanged a total of $4,221,293 in GPAQ founder notes held by such purchasers for PIPE Notes in the aggregate principal amount of $4,221,293. Consequently, the Company received cash proceeds from the issuance and sale of the PIPE Notes of approximately $7 million. The Company used proceeds of the Private Placement to fund the Company’s obligations related to the Merger Agreement and to pay transaction fees and expenses and used the remaining proceeds of the Private Placement to satisfy the Company’s working capital obligations.
Registration Rights Agreement. On July 1, 2020, in connection with the Note Purchase Agreement and the closing of the Private Placement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), by and among the Company and the purchasers of the PIPE Notes.
Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a registration statement (the “Registration Statement”) to permit the public resale of (i) the shares of Common Stock issued or issuable upon the exercise of the Note Redemption Warrants and (ii) the shares of Common Stock that are issuable pursuant to the terms of the Note Purchase Agreement upon conversion of the PIPE Notes. The Company is required to use its commercially reasonable efforts to cause the Registration Statement to become effective no later than 365 days after the Closing Date (the “Registration Statement Deadline”).
The Registration Rights Agreement provides that if the Registration Statement is not declared effective on or prior to the Registration Statement Deadline, the Company will be liable to the purchasers for liquidated damages in accordance with a formula, subject to the limitations set forth in the Registration Rights Agreement. Such liquidated damages would be payable in cash. In addition, the Registration Rights Agreement grants the purchasers piggyback registration rights. These registration rights are transferable to affiliates of the purchasers and, in certain circumstances, to third parties.
Note Redemption Warrant Agreement. On July 1, 2020, pursuant to the Note Purchase Agreement, the Company entered into a Note Redemption Warrant Agreement by and among the Company and the purchasers listed on the signature pages thereto (the “Note Redemption Warrant Agreement”). The terms of the Note Redemption Warrant Agreement set forth the terms of the Note Redemption Warrants that may be issued pursuant to the Note Purchase Agreement upon redemption of PIPE Notes.
Issuance of 7.00% Series A Cumulative Redeemable Preferred Stock
During October 2020, the Company issued to American Capital Center, LLC (the “Preferred Investor”), a company controlled by our director Stuart Lichter, an aggregate of 1,800 shares of 7.00% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) at $1,000 per share for an aggregate purchase price of $1,800,000. The Company paid the Preferred Investor an origination fee of 2%. The issuance and sale of the Series A Preferred Stock to the Preferred Investor was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The Company used half of the proceeds from the sale of the Series A Preferred Stock to pay down outstanding amounts under its bridge loan, dated March 20, 2018, among the Company, various lenders party thereto and GACP Finance (“Bridge Loan”).
IRG Guarantee of Refinancing Term Loan
On December 1, 2020 (the “Effective Date”), we entered into a term loan agreement (the “Term Loan Agreement”) among the Company, Newco, and certain of Newco’s subsidiaries, as borrowers (collectively, the “Borrowers”), and Aquarian Credit Funding LLC (“Aquarian”), as lead arranger, administrative agent, collateral agent and representative of the lenders party thereto (the “Lenders”), pursuant to which we borrowed $40 million from the Lenders (the “Term Loan”). The term of the Term Loan Agreement is 12 months from the Effective Date (the “Term”). The Term Loan will bear interest at a fixed rate equal to 10.0% per annum, payable monthly in advance on the outstanding amount of the Term Loan during the Term.
On the Effective Date, we used approximately $4.04 million from the Term Loan to prefund an amount equal to the cash interest on the Term Loan for the entire Term into an account controlled by Aquarian. We used approximately $23.3 million from the Term Loan to pay the outstanding balance and fees under the Company’s bridge loan, dated March 20, 2018, among the Company, various lenders party thereto and GACP Finance Co.,

LLC (“Bridge Loan”). The remaining proceeds of the Term Loan, after payment of various fees and expenses, and subject to the Liquidity Covenant (defined below), are available for general corporate purposes.
The Term Loan is guaranteed up to $22.3 million (the “Guaranty”) by IRG Master Holding, Inc. (the “Guarantor”), an affiliate of Industrial Realty Group, LLC, a Nevada limited liability company (“IRG”), that is controlled by one of our directors, Stuart Lichter. The Guaranty will terminate upon the occurrence of certain events, including the payment in full of all obligations under the Term Loan Agreement, the purchase of $22.3 million of the principal amount of the Term Loan by the Guarantor or any of its affiliates, or the deposit by the Borrowers in the Proceeds Account net cash proceeds from additional permitted equity issuances and/or permitted indebtedness in an amount equal to or greater than $25 million.
December 2020 Private Placement of Common Stock and Series C Warrants
On December 29, 2020, (the “Closing Date”), we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Industrial Realty Group, LLC, and CH Capital Lending, LLC, pursuant to which we sold to CH Capital Lending, LLC in a private placement (the “December 2020 Private Placement”) 10,813,774 shares (the “Shares”) of the Company’s Common Stock and warrants to purchase 10,036,925 shares of Common Stock (the “Series C Warrants”). CH Capital Lending, LLC is a related person because it is a security holder covered by Item 403(a) of Regulation S-K. In addition, Industrial Realty Group, LLC and CH Capital Lending, LLC are both controlled by our director Stuart Lichter. The aggregate purchase price for the Shares and Series C Warrants was $15,239,653 (the “Purchase Price”). The Purchase Price was paid in the form of the cancellation in full of certain financial obligations owed by the Company and its affiliates to Industrial Realty Group, LLC and its affiliates in the amount of the Purchase Price. The December 2020 Private Placement was made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. The Series C Warrants are exercisable for, in the aggregate, 10,036,925 shares of Common Stock at an exercise price of $1.40 per share of Common Stock (subject to customary adjustments). The Series C Warrants may be exercised from and after June 29, 2021, subject to certain terms and conditions set forth in the Series C Warrants. Unexercised Series C Warrants will expire on the fifth anniversary of the Closing Date.
Purchase of Real Property from PFHOF
On February 3, 2021, the Company purchased for $1.75 million certain parcels of real property from PFHOF located at the site of the Hall of Fame Village powered by Johnson Controls. PFHOF is a related person because it is a security holder covered by Item 403(a) of Regulation S-K. In connection with the purchase, the Company granted certain easements to PFHOF to ensure accessibility to the PFHOF museum.
2021 Shared Services Agreement
On March 9, 2021, the Company entered into an additional Shared Services Agreement with PFHOF, which supplements the existing 2020 Shared Services Agreement by, among other things, providing for the sharing of costs for activities relating to shared services (the “2021 Shared Services Agreement”), including 50% of the cost of compensation of a PFHOF representative. PFHOF is a related person because it is a security holder covered by Item 403(a) of Regulation S-K. The total annual compensation of such PFHOF representative is approximately $250,000. The 2021 Shared Services Agreement was approved by unanimous consent of the Company’s Board of Directors. The 2021 Shared Services Agreement has an initial term of three years, subject to automatic renewal for successive one-year terms; however, it may be terminated by either party upon 90 days’ written notice, by mutual agreement, or by either party for failure by the other party to timely pay expenses.
Private Placement of Series B Preferred Stock and Warrants
On June 4, 2021, in accordance with the previously announced Securities Purchase Agreement, dated May 13, 2021, between the Company and IRG, LLC, as assigned by IRG, LLC to CH Capital Lending, LLC, and the binding term sheet dated January 28, 2021, the Company issued and sold to CH Capital Lending, LLC for a purchase price of $15 million in a private placement (the “New Private Placement”) (i) 15,000 shares of Series B Preferred Stock, which are convertible into shares of Common Stock, having an aggregate liquidation preference of $15 million plus any accrued but unpaid dividends to the date of payment, and

(ii) 2,450,980 Series D Warrants, with a term of three years, exercisable six months after issuance, each exercisable for one share of Common Stock at an exercise price of $6.90 per share, subject to certain adjustments. IRG, LLC and CH Capital Lending, LLC are controlled by our director, Stuart Lichter.
General Services Agreement
On November 15, 2021, the Company entered into the General Services Agreement with IRG Realty Advisors, LLC (“IRG Realty Advisors”), which is an affiliate of our director Stuart Lichter. Under the General Services Agreement, IRG Realty Advisors provides certain corporate support services to the Company at various hourly rates, including accounts payable services, property accounting services, and information technology support. IRG Realty Advisors invoices the Company quarterly for the cost of services under the General Services Agreement. The Company may terminate the General Services Agreement upon ten days written notice to IRG Realty Advisors.
Amendment Number 6 to Term Loan
On March 1, 2022, CH Capital Lending, LLC, which is an affiliate of our director Stuart Lichter (“CH Capital Lending”), purchased and acquired, as administrative agent and lender, pursuant to an Assignment of Loan and Loan Documents (the “Assignment of Loan and Loan Documents”) with Aquarian Credit Funding LLC (“Aquarian”), as existing administrative agent, and Investors Heritage Life Insurance Company (“IHLIC”), as existing lender, our $7.4 million term loan (the “Term Loan”) and related loan documents under term loan agreement, dated as of December 1, 2020 (as amended, the “Term Loan Agreement”).
On March 1, 2022, immediately after CH Capital Lending became the lender and administrative agent under the Term Loan Agreement, the Company entered into Amendment Number 6 to Term Loan Agreement (“Amendment Number 6”) by and among the Company, Newco, and certain of Newco’s subsidiaries, as borrowers, and CH Capital Lending, as administrative agent and lender. Under Amendment Number 6, the maturity date of the Term Loan was extended to March 31, 2024. Also under Amendment Number 6, the Term Loan was made convertible into shares of the Company’s Common Stock at a conversion price of $1.50, subject to adjustment. The conversion price is subject to a weighted-average antidilution adjustment. Certain current and historical fees and expenses were added to the principal amount of the Term Loan. Amendment Number 6 increased the interest rate from 10% to 12%. Of such 12% per annum interest: (i) 8% per annum is payable monthly and (ii) 4% per annum accumulates and is payable on the maturity date.
As part of the consideration for Amendment Number 6: (i) the Company issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (A) 330,000 shares of Common Stock to CH Capital Lending, and (B) a Series E warrant to purchase 1,000,000 shares of Common Stock to CH Capital Lending (the “Term Loan Warrants”), (ii) the Company agreed, subject to approval of its board of directors, to create a series of preferred stock, to be known as 7.00% Series C Convertible Preferred Stock (“Series C Preferred Stock”), and, upon the request of CH Capital Lending, exchange each share of the Company’s 7.00% Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), that is held by CH Capital Lending for one share of Series C Preferred Stock, and (iii) the Company and CH Capital Lending amended and restated the Series C Warrants and Series D Warrants that the Company issued to CH Capital Lending to extend the term to March 1, 2027 and subject the exercise price to a weighted-average antidilution adjustment.
The Term Loan Warrants have an exercise price of $1.50 per share, subject to adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The Term Loan Warrants may be exercised from and after March 1, 2023, subject to certain terms and conditions set forth in the Term Loan Warrants. Unexercised Term Loan Warrants will expire on March 1, 2027. The Term Loan Warrants shall be cancelled without any further action on the part of the Company or the holder, in the event that the Company repays in full on or before March 1, 2023, the Term Loan.
First Amended and Restated Promissory Note with IRG, LLC
On November 23, 2021, the Company issued to Industrial Realty Group, LLC (“Original Lender”) a promissory note in the original principal amount of $8,500,000 (the “Original Note”). Pursuant to an Assignment of Promissory Note, dated March 1, 2022, Original Lender assigned (a) a one-half (½) interest in the Original Note to IRG, LLC (the “IRG Split Note”) and (b) a one-half (½) interest in the Original Note to JKP Financial, LLC (the “JKP Split Note”).

On March 1, 2022, the Company entered into a First Amended and Restated Promissory Note with IRG, LLC, which amends and restates the IRG Split Note (the “Amended Assigned IRG Note”). The Amended Assigned IRG Note extended the maturity to March 31, 2024. Under the Amended Assigned IRG Note, the principal and accrued interest are convertible into shares of Common Stock at a conversion price of $1.50, subject to adjustment. The conversion price is subject to a weighted-average antidilution adjustment.
As part of the consideration for the Amended Assigned IRG Note, the Company issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (i) 125,000 shares of Common Stock to IRG, LLC, and (ii) a Series E Warrant to purchase 500,000 shares of Common Stock to IRG, LLC (the “IRG Split Note Warrants”).
The IRG Split Note Warrants have an exercise price of $1.50 per share, subject to adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The IRG Split Note Warrants may be exercised from and after March 1, 2023, subject to certain terms and conditions set forth in the IRG Split Note Warrants. Unexercised IRG Split Note Warrants will expire on March 1, 2027. The IRG Split Note Warrants shall be cancelled without any further action on the part of the Company or the holder, in the event that the Company repays in full, on or before March 1, 2023, the Amended Assigned IRG Note.
Private Placement of Series C Preferred Stock in Exchange for Series B Preferred Stock
On March 28, 2022, in accordance with the previously announced Amendment Number 6 to Term Loan Agreement by and among the Company and certain of its subsidiaries, as borrowers, and CH Capital Lending, as administrative agent and lender, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with CH Capital Lending, pursuant to which the Company exchanged in a private placement (the “Private Placement”) each share of the Company’s 7.00% Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), that is held by CH Capital Lending for one share of the Company’s 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), resulting in the issuance of 15,000 shares of Series C Preferred Stock to CH Capital Lending. The Series C Preferred Stock is convertible into shares of Common Stock. The shares of Series B Preferred Stock exchanged, and the Series C Preferred Stock acquired, have an aggregate liquidation preference of $15 million plus any accrued but unpaid dividends to the date of payment. CH Capital Lending, LLC is controlled by our director, Stuart Lichter.
The Private Placement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. CH Capital Lending has represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series C Preferred Stock will be acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.
Global License Agreement with PFHOF
Effective April 8, 2022, Newco and PFHOF entered into a Global License Agreement. PFHOF is a related party because it is a security holder covered by Item 403(a) of Regulation S-K. The Global License Agreement consolidates and replaces the previous First Amended and Restated License Agreement, the Amended and Restated Media License Agreement, and the Branding Agreement discussed above. The Global License Agreement sets forth the terms under which PFHOF licenses certain marks and works to Newco and its affiliates to exploit existing PFHOF works and to create new works. The Global License Agreement grants Newco and its affiliates an exclusive right and license to use the PFHOF marks in conjunction with theme-based entertainment and attractions within the City of Canton, Ohio; youth sports programs, subject to certain exclusions; e-gaming and video games; and sports betting. The Global License Agreement also grants Newco and its affiliates a non-exclusive license to use the PFHOF marks and works in other areas of use, with a right of first refusal, subject to specified exclusions. The Global License Agreement acknowledges the existence of agreements in effect between PFHOF and certain third parties that provide for certain restrictions on the rights of PFHOF, which affects the rights that can be granted to Newco and its affiliates. These restrictions include, but are not limited to, such third parties having co-exclusive rights to exploit content based on the PFHOF Enshrinement ceremonies and other Enshrinement events. The Global License Agreement requires Newco to pay PFHOF an annual license fee of $900,000 in the first contract year, inclusive of calendar years 2021 and 2022; an annual license fee of $600,000 in each of contract years two through six; and an annual license fee of $750,000 per year starting in contract year seven through the end of the initial term. The Global License Agreement also provides for an additional license royalty payment for certain usage above specified financial thresholds, as well as a commitment to support PFHOF museum attendance through Newco’s and its affiliates’ ticket sales for certain concerts and youth sports tournaments. The Global License Agreement has an initial term through December 31, 2036 (subject to earlier termination for material breach), subject to automatic renewal for successive five-year terms, unless timely notice of non-renewal is provided by either party.
Promissory Note with Midwest Lender Fund, LLC
On March 1, 2022, the Company entered into a letter agreement with our director Stuart Lichter, which was amended April 14, 2022, and assigned by Mr. Lichter to his wholly owned entity Midwest Lender Fund, LLC (“Lender”) and amended April 26, 2022 (as assigned and amended, the “Letter Agreement”). Pursuant to the Letter Agreement, when Lender makes a new loan to the Company of $4 million evidenced by a promissory note (the “New Loan”), the Company agrees to issue to Lender the following on the later of (such date, the “Issuance Date”) (i) the closing date of the New Loan and (ii) the date stockholders of the Company approve such issuance in accordance with Nasdaq Listing Rule 5635(c), in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (a) 125,000 shares (the “Commitment Fee Shares”) of Common Stock; and (b) Series G warrants (the “Series G Warrants”) to purchase 125,000 shares of Common Stock (the “Warrant Shares”) at an exercise price equal to the greater of $1.50 per share or $.02 more than the average Nasdaq Official Closing Price of Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the closing date of the New Loan, with a term of five (5) years. The New Loan closed on April 27, 2022. The Series G Warrants are exercisable beginning one year after such warrants are issued. The exercise price of the Series G Warrants will be subject to a weighted-average antidilution adjustment. Pursuant to a Registration Rights Agreement, the Company has agreed to provide to the Lender certain customary resale registration rights with respect to the Commitment Fee Shares and the Warrant Shares.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
For this meeting, a number of brokers with account holders who are the Company’s stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or the Company. Direct your written request to the attention of the Secretary of Hall of Fame Resort & Entertainment Company, 2626 Fulton Drive NW, Canton, OH 44718 or call us at (330) 458-9176. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

HALL OF FAME
RESORT & ENTERTAINMENT CO.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HOFV2022**

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

Nominees

	For	Against	Abstain
1a. David Dennis	☐	☐	☐
1b. Karl L. Holz	☐	☐	☐
1c. Stuart Lichter	☐	☐	☐
1d. Curtis Martin	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
Annual Meeting of Stockholders
June 8, 2022 9:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Crawford and Tara Charnes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HALL OF FAME RESORT & ENTERTAINMENT COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 8, 2022, virtually at www.virtualshareholdermeeting.com/HOFV2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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